Exhibit 10.8

LEASE AGREEMENT

BETWEEN

Jefferson at Maritime, L.P.,

a Delaware limited partnership

AS LANDLORD

AND

Kayak Software Corporation

a Delaware corporation

AS TENANT

55 N. Water Street

Norwalk, Connecticut

DATED

August 7, 2008

TABLE OF CONTENTS

		Page
1.	Definitions and Basic Provisions	5
2.	Lease Grant	5
3.	Tender of Possession	6
4.	Rent	8
5.	Delinquent Payment; Handling Charges	9
6.	Letter of Credit	9
7.	Services; Utilities; Common Areas	12
8.	Alterations; Repairs; Maintenance; Signs	15
9.	Use	21
10.	Assignment and Subletting	22
11.	Insurance; Waivers; Subrogation; Indemnity	25
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee	28
13.	Rules and Regulations	30
14.	Condemnation	31
15.	Fire or Other Casualty	32
16.	Personal Property Taxes	33
17.	Events of Default	33
18.	Remedies	34
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies	36
20.	[Intentionally Omitted]	37
21.	Surrender of Premises	37
22.	Holding Over	37
23.	Certain Rights Reserved by Landlord	38
24.	Extension Options	39
25.	Hazardous Materials	39
26.	Miscellaneous	41
27.	USA Patriot Act and Anti-Terrorism Laws	45
28.	Roof Space for Dish/Antenna	46
29.	OSHA Regulations	38
30.	Disclaimer	46

List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises

Exhibit B - Parking Areas

Exhibit C - Additional Rent, Taxes and Insurance

Exhibit D - Work Letter

Exhibit D-1 - Tenant Construction Rules And Regulations

Exhibit E - Building Rules and Regulations

Exhibit F - Form of Confirmation of Commencement Date Letter

Exhibit G - Form of Tenant Estoppel Certificate

Exhibit H - Form of Letter of Credit

Exhibit I - Cleaning Schedule and Standards

(i)

Exhibit J - Form of Subordination, Non-disturbance and Attornment Agreement

Exhibit K - Extension Options

Exhibit L - Roof Space for Dish/Antenna

(ii)

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into this      day of August, 2008, by and between the Landlord and the Tenant hereinafter named.

BASIC LEASE INFORMATION

Landlord:	Jefferson at Maritime, L.P., a Delaware limited partnership (“Landlord”)

Tenant:	Kayak Software Corporation, a Delaware corporation (“Tenant”)

Guarantor:	None

Premises:

That portion of the building located at 55 North Water Street, Norwalk, Connecticut (the “Building”) containing approximately 6,400 rentable square feet (the “Premises”). The Premises are more particularly shown on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) and the driveways, associated parking facilities (the “Parking Area”), and similar improvements and easements associated with the foregoing or the operation thereof and is more particularly shown in the attached Exhibit B.

Complex; Main Parking Area and 55/77 Garage:	The term “Complex” shall mean the Building (55 North Water Street) and the building known as 77 North Water Street (sometimes herein separately referred to as “Building C”

“Main Parking Area” - That certain surface parking area containing approximately 195 parking spaces.

“55/77 Garage” - The one-level below ground garage which is accessible from the Parking Area.

Term:

The term of this Lease (the “Term”) shall commence on the Possession Date and shall end at 5:00 p.m. local time on the last day of the sixtieth (60th) full calendar month following the Rent Commencement Date (the “Expiration Date”) or, if the Term of this Lease shall be extended in accordance with Exhibit K of this Lease, then the last day of the applicable Extension Term, subject to earlier termination as provided in the Lease.

Commencement Date:

The Commencement Date of this Lease shall be the date this Lease is fully-executed. Notwithstanding anything to the contrary contained in this Lease, from and after the date of the Lease and at all times thereafter, Tenant and Landlord shall each comply with all applicable obligations under this Lease. This Lease is a present lease and not a contract to make a lease at some future date, even though the Term will not commence until the Possession Date.

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Possession Date:	The Possession Date is defined in Section 3(a) of this Lease.

Landlord’s Work:	Is defined in Section 2 of Exhibit D (Work Letter).

Initial Tenant Improvements:	Is defined in Section 3(c) below.

Rent Commencement Date

The Rent shall be the date which is ninety (90) days after the Possession Date, provided, however, that in the event Landlord shall fail to Substantially Complete the Landlord’s Work on or prior to the date which is ninety (90) days after the Possession Date for any reason other than a Tenant Delay (as such term is defined in Exhibit D hereto), then the Rent Commencement Date shall be postponed to the date Landlord shall Substantially Complete the Landlord’s Work.

Base Rent:	Base Rent shall be due and payable on and after the Rent Commencement Date in the following amounts for the following periods of time:

Lease Month	Monthly Base Rent
0-3	Rent Abatement Period
4-12	$13,333.33
13-24	$13,333.33
25-36	$13,866.66
37-48	$14,440.00
49-60	$14,440.00
61-63	$14,440.00

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Possession Date does not occur on the first (1st) day of a calendar month, the period from the Possession Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month, subject to the Rent Abatement Period).

Additional Rent	Is defined in Section 4(b).

Security Deposit:

Pursuant to Section 6, upon Tenant’s execution of this Lease, Tenant shall be required to deliver to Landlord a Letter of Credit in the amount of the Brokerage Commissions and Landlord Allowances in the form required by Section 6 and Exhibit H hereto (the “Letter of Credit”). Assuming a Premises area of 6,400 rentable square feet, the Letter of Credit will be in the amount of $196,923.08. The Letter of Credit is subject to reduction in accordance with the terms of Section 6(f). Alternatively, pursuant to Section 6, Tenant may elect to provide Landlord with a cash security deposit in the amount of the Letter of Credit.

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Rent:	Base Rent, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:

Tenant shall use and occupy the Premises solely for general, executive and administrative office use, and for other non-governmental office-related uses permitted under applicable Law, subject to the terms and conditions of this Lease, and provided all “office-related uses” are reasonably determined by Landlord to be consistent with a typical general office use and in keeping with the character and reputation of the Building (the “Permitted Use); and for no other purpose whatsoever.

Tenant’s Share:

4.40%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the total number of rentable square feet of space in the Complex, which shall be 145,340. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and the number of rentable square feet of space in the Complex set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

Tenant’s Initial Liability Insurance Amount:	$1,000,000.00, each occurrence and $2,000,000.00, annual aggregate amount.

Parking Spaces:

Tenant shall be entitled to three (3) non-exclusive, unreserved parking spaces in the Parking Area, per each 1,000 rentable square feet of the Premises, subject to such terms, conditions and regulations as are from time to time generally applicable to office tenants at the Complex, at no charge to Tenant throughout the initial Term of the Lease. For a Premises consisting of 6,400 rentable square feet, Landlord represents Tenant shall be entitled to, and have access to, 19 parking spaces in the Parking Area.

Broker:	For Tenant: Summit Development, LLC

For Landlord: Summit Development, LLC

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Tenant’s Address:	Prior to Rent Commencement Date: 27 Ann Street, Suite 300 Norwalk, CT 06854	Following Rent Commencement Date: 55 North Water Street South Norwalk

	Attention: Steve Hafner Telephone: 203-899-3104 Facsimile: 203-899-3125	CT Attention: Steve Hafner Telephone:203-899-3104 Facsimile:203-899-3125

Landlord’s Address:	For All Notices: Jefferson at Maritime, LP c/o JPI Property Management Office 55 N. Water Street Norwalk, CT Attn: Property Manager

With copies to:

Jefferson at Maritime, LP

c/o JPI

144 Turnpike Road

Suite 230

Southborough, MA 01772

Attn: Thomas N.

O’Brien, Executive VP and

Managing Partner

and:

Jefferson at Maritime, LP

c/o JPI

Attn: Bobby Page, President/CIO

JPI

600 East Colinas Blvd.

Suite 2100

Irving, TX 75039

and:

Pullman & Comley, LLC

300 Atlantic Street

Stamford, CT 06901

Attention: Geoffrey F. Fay, Esq.

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. If any conflict exists between any Basic Lease Information and the following provisions of the Lease, then such following provisions of the Lease shall control.

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LEASE PROVISIONS

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the foregoing Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load- bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, sanitary waste, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Building, and “Law” shall mean any of the foregoing; and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective members, managers, officers, directors, partners agents, contractors, employees and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

(a) Contingency. Notwithstanding anything to the contrary contained in this Lease, this Lease and the rights and obligations of Landlord and Tenant under this Lease, are expressly contingent upon the Landlord’s receipt, on or before August 30, 2008, with time being of the essence thereof, of the written approval of the Norwalk Planning & Zoning Board permitting the lease of the Premises demised hereto to Tenant. In the event the foregoing contingency is not satisfied, as reasonably determined by Landlord or Tenant, within the time specified above, then Landlord and Tenant shall each have the option to terminate this Lease effective on the date which is fifteen (15) days after delivery of notice of termination to the other party hereto, unless such contingency has been satisfied within such fifteen (15) day period. In the event the Lease is terminated pursuant to this Section 2(a), Landlord shall within fifteen (15) days of such termination return the Security Deposit and any pre-paid Rent to Tenant, and this Lease shall be null and void, except for any indemnities as are expressly intended to survive the termination of this Lease. Landlord shall pay directly for all out-of-pocket costs incurred by Tenant to unrelated third-parties for engineering services and construction management fees prior to (but not after) the satisfaction of this contingency or any termination of the Lease under this Section 2(a), up to the aggregate amount of $19,200, within thirty (30) days of Tenant’s submission to Landlord of invoices evidencing the amounts due and owing to third-parties for such work. In the event the contingency set forth in this Section 2(a) shall be satisfied, then Tenant shall reimburse Landlord within thirty (30) days for all sums paid by Landlord to third-parties pursuant to this Section 2(a). If this Lease shall be terminated pursuant to this Section 2(a), Landlord shall be deemed the owner of all work product produced by third-parties for Tenant and paid for by Landlord and Tenant shall take such further actions, at Landlord’s request, as may be necessary to vest title to such work product in Landlord. The parties obligations under this Section 2(a) shall survive any termination of the Lease pursuant to this Section 2(a).

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3. Tender of Possession.

(a) Possession Date. The “Possession Date” shall be the earlier of (i) the date on which Landlord has approved Tenant’s Plans (as such term is defined in Section 6(a) of Exhibit D (Work Letter) attached hereto), and Tenant has procured a Building Permit for the Initial Tenant Improvements, pursuant to the terms of Section 6(a) of Exhibit D (Work Letter) attached hereto, or (ii) the date which is ninety (90) days after the Commencement Date, provided, however, that in the event Landlord has not obtained the zoning approval referred to in Section 2(a) above on or before August 20, 2008, then the Possession Date (as determined under either of subsection (i) or (ii) above) shall be extended by a number of days equal to the number of days between August 20, 2008 and the date on which Landlord obtains such zoning approval. Notwithstanding the foregoing, in the event Tenant shall (1) fail to submit proposed Tenant’s Plans to Landlord in the form required in Exhibit D on or before the date which is thirty (30) days after the Commencement Date or (2) fail to submit, with the Norwalk Building Department, a completed application for a Building Permit for the Initial Tenant Improvements, on or before the day which is ten (10) days after Landlord has approved Tenant’s Plans, as required in Section 6(a) of Exhibit D (Work Letter) (provided that in no event shall Tenant be obligated to submit the application until Landlord obtains zoning approval), then, for purposes of determining the Possession Date, the conditions set forth in Section 3(a)(i) above shall be deemed satisfied on the date, as reasonably determined by Landlord, that Tenant would have procured a Building Permit if Tenant had performed its obligations under Exhibit D (Work Letter) in the time required. On the Possession Date (defined below), Landlord shall deliver possession of the Premises to Tenant subject to the terms and conditions of this Lease, and in the condition specified in Section 1 (Turn-Over Condition of Premises) of Exhibit D (Work Letter) attached hereto.

(b) Landlord’s Work. Landlord shall, at its sole expense, undertake and complete the Landlord’s Work in accordance with the terms of Section 2 of Exhibit D (Work Letter) of this Lease. All Landlord Work shall be performed by Landlord concurrently with Tenant’s performance of the Initial Tenant Improvements and, subject to any Tenant Delay (as defined in Exhibit D, Section 2) shall be Substantially Completed not later than ninety (90) days after the Possession Date. “Substantially Completed” means that Landlord’s Work in the Premises has been performed in substantial accordance with Section 2 of Exhibit D hereto, and all applicable Laws (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with, or materially disturb, or materially adversely affect Tenant’s ability to commence or complete construction of the Initial Tenant Improvements). Landlord shall not be subject to any liability for any delay in the Possession Date or any delay in the Substantial Completion of the Landlord’s Work and the validity of this Lease shall not be impaired under such circumstances, except that the Rent Commencement Date shall not be deemed to have occurred until such time as the Landlord has delivered possession of the Premises to Tenant with the Landlord’s Work Substantially Complete (unless delayed by reason of Tenant Delay). Landlord and Tenant shall cooperate in good faith to schedule the construction or installation of any aspects of the Initial Tenant Improvements with the Landlord’s Work to achieve a

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timely, simultaneous completion of the Landlord’s Work and the Initial Tenant Improvements. Tenant acknowledging and agreeing that certain aspect(s) of the Landlord’s Work should properly be constructed or installed prior to the construction or installation of certain aspect(s) of the Initial Tenant Improvements. The labor employed by Tenant or anyone performing the Initial Tenant Improvements for or on behalf of Tenant shall always be harmonious and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord. Should such labor be incompatible with such Landlord’s labor as shall be determined in the reasonable judgment of Landlord, to be exercised in good faith, Landlord may require Tenant to cease its Initial Tenant Improvements until the completion of the Landlord’s Work.

(c) Initial Tenant Improvements. Upon the Possession Date, Landlord shall deliver possession of the Premises to Tenant, subject to the terms of this Lease. Promptly after the Possession Date, Tenant shall be responsible for the construction of all improvements and Alterations (other than the Landlord’s Work) necessary to prepare the Premises for Tenant’s use and occupancy (referred to herein as the “Initial Tenant Improvements”), pursuant to the applicable requirements of this Lease, including Exhibit D (Work Letter) hereto. Landlord shall fund the Landlord Allowance and the Bathroom Allowance (as such terms are defined in Section 5(b) of Exhibit D (Work Letter) hereto), to Tenant, pursuant to the terms of Exhibit D (Work Letter), to be applied by Tenant towards the costs of the Initial Tenant Improvements as more particularly provided in Exhibit D (Work Letter). Except as otherwise specifically provided in the definition of Rent Commencement Date in the Basic Lease Information, in the event the Tenant shall have failed to complete the Initial Tenant Improvements on or before the Rent Commencement Date, then Tenant’s obligation to pay Base Rent and all Additional Rent shall nevertheless commence on the Rent Commencement Date.

(d) Confirmation Letter. No later than ten (10) days after the Landlord’s Work is Substantially Complete, Tenant and Landlord shall execute and deliver to one another, a letter substantially in the form of Exhibit F hereto confirming: (1) the Possession Date, the date of Substantial Completion of Landlord’s Work and the Rent Commencement Date and the Expiration Date of the initial Term; and (2) that Tenant has accepted the Premises; however, the failure of the parties to execute such letter shall not defer the Possession Date, or the Rent Commencement Date, or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) Business Days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document in the form prepared by Landlord and submitted to Tenant.

(e) Premises “AS-IS”. Tenant acknowledges that: (i) it has been advised by Landlord and Landlord’s Broker to satisfy itself with respect to the condition of the Premises (including, without limitation, the Building’s Systems located therein, and the security thereof) and the present and future suitability of the Premises for Tenant’s intended use (subject to completion of the Landlord’s Work); (ii) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises; and (iii) neither Landlord nor any of Landlord’s agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises other than as may be specifically set forth in this Lease. Tenant agrees that, except for the Landlord’s Work which Landlord is required

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to perform, Landlord shall have no obligation to perform any work, supply any materials, incur any expenses, provide Tenant with any allowance (other than the Landlord Allowance and Bathroom Allowance referred to in Exhibit D hereto), funds, rent credits, or make any installations in order to prepare the Premises for Tenant’s use. By accepting possession of the Premises on the Possession date Tenant shall be deemed to have accepted the Premises in its then “AS IS” condition, subject to Landlord’s completion of Landlord’s Work and all applicable Laws. Notwithstanding the foregoing, Tenant shall not be responsible for any violation of Laws applicable to the Premises existing on the Possession Date or arising as result of Landlord’s Work, and Landlord shall promptly remedy any such violation, provided such violation was not caused by the act, omission or default by Tenant or any Tenant Party. Further, Tenant acknowledges the Premises may not legally by occupiable until Tenant procures a Certificate of Occupancy for the Premises after the substantial completion of the Initial Tenant Improvements.

4. Rent.

(a) Base Rent. Tenant shall timely pay Base Rent (as defined in the Basic Lease Information), to Landlord, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association or other banking institution at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Base Rent due hereunder shall be payable contemporaneously with the execution of this Lease by Tenant; thereafter, commencing on the first (1st) day of the calendar month following the Rent Commencement Date, Base Rent shall be payable on the first (1st) day of each and every month of the Term. The monthly Base Rent for any partial month in which the Rent Commencement Date occurs shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Rent Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated.

(b) Additional Rent. Commencing on the Possession Date, Tenant shall be solely responsible to pay for all utilities provided to the Premises, including, but not limited to electricity, gas, water and sewer. Landlord represents that gas and electricity shall be separately metered, water shall be submetered and sewer charges are included in Operating Expenses. Commencing on the Rent Commencement Date and thereafter during the Term of this Lease, Tenant shall pay to Landlord: (i) Tenant’s Share of the annual Operating Expenses (as defined in Exhibit C attached hereto), and (ii) Tenant’s Share of Taxes (as defined in Exhibit C) for the Complex (and associated land) (collectively, “Additional Rent”), at the same time and in the same manner as Base Rent. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of

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months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as provided in Exhibit C when actual Operating Expenses and Taxes are available for each calendar year. Base Rent and Additional Rent are collectively defined as “Rent”.

(c) Intentionally Omitted.

5. Delinquent Payment: Handling Charges. Any item or payment of Rent not paid within five (5) days of when due and payable to Landlord shall bear interest from the date due until paid at the lesser of (a) the maximum lawful rate of interest, and (b) an interest rate equal to the Prime Rate published by the Wall Street Journal, plus two (2) percent (such lesser amount is referred to herein as the “Default Rate”); additionally, for any item or payment of Rent not paid within five (5) days of when due and payable to Landlord, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6. Security Deposit.

(a) Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Event of Default by Tenant under this Lease, either (i) a cash security deposit in the amount of One Hundred Ninety-Six Thousand Nine Hundred Twenty-Three and 08/100 Dollars ($196,923.08) (as such amount may be reduced pursuant to subsection 6(f) below, the “Cash Security Deposit”), or (ii) a standby, unconditional, irrevocable, transferable letter of credit subject to the Uniform Customs and Practice for documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 in the form of Exhibit H hereto, and containing the terms required herein (the “Letter of Credit”), in the face amount of One Hundred Ninety-Six Thousand Nine Hundred Twenty-Three and 08/100 Dollars ($196,923.08) (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution reasonably acceptable to Landlord, permitting multiple and partial draws thereon. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the Expiration Date of this Lease (including any exercised Extension Term(s)), subject to reduction as provided in Section 6(f) below. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal

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given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 6 and Exhibit H, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be reasonably acceptable to Landlord.

(b) Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (i) if an Event of Default occurs; or (ii) if the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 6 and Exhibit H. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 6(b).

(c) The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under this Lease that is not paid when due, subject to any applicable cure period; (ii) against all losses and damages that Landlord has suffered as a result of any Event of Default by Tenant under this Lease; (iii) against any costs incurred by Landlord in connection with the Lease (including reasonable attorneys’ fees incurred by reason of an Event of Default); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of an Event of Default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant, within 60 days after the Final LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, and there is an outstanding Event of Default, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

(d) If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of

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credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 6(d) and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(e) Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, which succeeds to interest of Landlord as “landlord” under this Lease, and to Landlord’s Mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s Mortgagee. If Landlord transfers its interest in the Building or Complex and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.

(f) Provided no Event of Default has occurred, then, provided that Tenant complies with the provisions of this Section 6(f), on each of the first, second and third anniversaries of the Rent Commencement Date (each such date a “Reduction Date”) occurring during the initial Term, the amount of the Letter of Credit, or cash Security Deposit, shall be reduced by the amount of $56,450.95, and if the Security Deposit is in the form of a cash Security Deposit, the Landlord shall return to Tenant the amount of $56,450.95 on each Reduction Date, and if the Security Deposit is in the form of a Letter of Credit, the Letter of Credit shall be reduced as follows: Tenant shall deliver to Landlord a proposed amendment to the Letter of Credit (which amendment shall not diminish Landlord’s rights under the Letter of Credit or increase Landlord’s obligations under the Letter of Credit, and which Letter of Credit amendment shall otherwise be reasonably acceptable to Landlord in all respects), reducing the amount of the Letter of Credit by the amount of the permitted reduction, and Landlord shall execute such documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof. In no event shall the Letter of Credit, or cash Security Deposit, be reduced below the amount of $27,570.22 during the Term of this Lease.

(g) Any Cash Security Deposit deposited by Tenant shall be held by Landlord as security for the faithful performance and observance by Tenant of all of the terms, provisions, covenants and conditions of this Sublease. Any cash Security Deposit shall be subject to reduction on the terms and conditions of Subsection (f) above. The Cash Security

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Deposit shall be in the form of a check from Tenant drawn upon a bank reasonably acceptable to Landlord and issued by a bank reasonably acceptable to Landlord. Landlord shall not be required to maintain any Cash Security Deposit separate from other funds of Landlord and Landlord may commingle any Cash Security Deposit with other funds of Landlord. In the event of an Event of Default, Landlord may use, apply or retain the whole or any part of the Cash Security Deposit to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend, or may be required to expend, by reason of Tenant’s default in respect to any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Should the entire Cash Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said Cash Security Deposit to the Cash Security Deposit required to be maintained under this Lease immediately prior to such Event of Default, and Tenant’s failure to do so within five (5) Business Days after receipt of such demand shall constitute an Event of Default under this Lease. Should Tenant comply with all of said terms, covenants and conditions of this Lease and pay all of the Rent as herein provided and any other sums payable by Tenant to Landlord hereunder, and faithfully observe and perform all other conditions and obligations of Tenant under this Sublease, any Cash Security Deposit amount then being held by Landlord, shall be returned to Tenant within 60 days after the end of the Term, or within 60 days after the earlier termination of this Lease, without interest, provided Tenant has then fulfilled all of its obligations under this Lease.

7. Services; Utilities; Common Areas.

(a) Services. Other than Landlord’s maintenance, repair and replacement obligations expressly set forth in this Lease, Landlord shall not be obligated to provide any services to Tenant.

(b) Electricity. Tenant shall pay for all electricity consumed in the Premises and for all electricity required to operate all wall outlets, Premises lighting and all heating, ventilation and air-conditioning facilities exclusively servicing the Premises, including the HVAC to be installed as part of Landlord’s Work. Electricity consumed at the Premises shall be measured by one or more direct electric meters to be installed by utility companies or by Landlord, at Landlord’s expense, as part of Landlord’s Work, for direct billing to Tenant. Landlord shall cause the Premises to be supplied with six (6) watts, per usable square foot, connected load (exclusive of electricity required by Building HVAC systems, but inclusive of electricity required for any supplemental HVAC installed by Tenant). Subject to the preceding sentence, Tenant covenants that Tenant’s use and consumption of electric current shall not at any time exceed the capacity of any of the electrical facilities and installations in or otherwise serving or being used in the Premises and Tenant shall, upon the submission by Landlord to Tenant of written notice, immediately cease the use of any of Tenant’s electrical equipment which Landlord reasonably believes will cause Tenant to exceed such capacity. Any additional feeders, risers, transformers, distribution electrical facilities and other such installations required for electric service to the Premises will be supplied by Landlord, at Tenant’s expense (or as an

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eligible Landlord Allowance reimbursement item), upon Landlord’s prior consent in each instance, provided that, in landlord’s reasonable judgment, such additional electrical facilities and installations, feeders or risers are necessary and are permissible under applicable Laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with, or disturb, other tenants or occupants of the Building. In addition, Landlord shall have no obligation to consent to such additional feeders, risers, electrical facilities and installations if in Landlord’s reasonable judgment, the same would give Tenant a disproportionate amount of the electrical current supplied to the Building in derogation of the needs of, other tenants or occupants of the Building. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of the unavailability of or interruption in the supply of electric current to the Premises or a change in the quantity or character or nature of such current by reason of any requirement, act or omission of the public utility supplying electricity to the Building or for any other reason not attributable to Landlord’s willful misconduct or gross negligence (but in no event shall Landlord be liable for any consequential damages); and such change, interruption or unavailability shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. In the event any such interruption or change occurs, Landlord shall use commercially reasonable efforts to caused the same to be remedied as soon as reasonably possible

(c) Other Utilities. Tenant shall obtain all electricity, water, sewerage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same. Landlord represents and warrants to Tenant that the Building is currently serviced by electric, water, sewer, natural gas and cable and such utilities are connected to the Premises or shall be on or prior to the Possession Date. Any meters required in connection therewith shall be installed at Tenant’s sole cost (except Landlord shall arrange for installation of electric meter measuring electricity to Premises). From and after the Possession Date, Tenant shall pay all utility deposits and fees, and all monthly service charges for electricity, water, sewage, gas, telephone and any other utility services furnished to the Premises during the Term of this Lease. In the event any such utilities are not separately metered on the Commencement Date, then until such time as such services are separately metered, Tenant shall pay Landlord Tenant’s equitable share of the cost of such services, as reasonably determined by Landlord. If for any reason the use of any utility is measured on a meter(s) indicating the usage of Tenant and other tenants of the Building, Landlord shall allocate the cost of such utility amongst the applicable tenants (and shall provide Tenant with a reasonably specific statement therefor) and Tenant shall be responsible for the payment of its allocable share. Anything to the contrary notwithstanding, Tenant shall remain obligated for the payment of Tenant’s Share of any utilities or services furnished to the Common Areas (as defined in Section 7(e) below). Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of Rent on account thereof, in utility services, in each case, except to the extent cause by Landlord’s gross negligence or willful misconduct. Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Premises.

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(d) Cleaning. Tenant shall, at Tenant’s sole cost, maintain the Premises in a neat and clean condition, free of debris and rubbish. Tenant shall, at its sole cost, hire a cleaning contractor, selected by Tenant and reasonably acceptable to Landlord (or Tenant may elect to hire the cleaning contractor hired by Landlord to clean Common Areas) (Tenant’s cleaning contractor being herein referred to as the “Cleaning Contractor”), to undertake daily cleaning of the Premises, and to remove daily all rubbish and refuse from the Premises, in accordance with the minimum cleaning standards and specifications attached hereto as Exhibit 1 (the “Cleaning Schedule and Standards”), and reasonable rules and regulations established by Landlord from time to time. Tenant acknowledges that, for the proper and efficient operation of the Building, Landlord reserves the right to designate a single cleaning contractor for the entire Building so long as the service provided is priced competitively. Each tenant shall arrange to purchase their desired level of cleaning services from such designated contractor. In the event Landlord shall be required to provide any cleaning services, or refuse removal services by reason of the Tenant’s failure to do so, or in the event of any misuse or neglect of the Premises or the Building on the part of Tenant, or its agents, employees, contractors, licensees or visitors, Tenant shall pay to Landlord, as Additional Rent, upon demand, Landlord’s charges for such cleaning work and/or refuse removal services, provided by Landlord, or its agents or contractors.

(e) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Building and/or the Complex intended for the common use of all office tenants, including among other facilities (as such may be applicable to the Building), the Main Parking Area and Plaza (as such terms are defined in the Master Declaration (as such term is defined in Section 12(e) herein), private streets and alleys, landscaping, curbs, loading areas, sidewalks, lighting facilities, drinking fountains and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Building which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof of the Buildings are not literally part of the Common Area, they will be deemed to be so included for purposes of: (1) Landlord’s ability to prescribe rules and regulations regarding same; and (2) its inclusion for purposes of Operating Expense reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Building, provided that such changes do not (i) materially adversely affect Tenant’s Permitted Use of the Premises, (ii) materially increase Tenant’s obligations (including payment of Operating Expenses or Taxes) or materially decrease Tenant’s rights hereunder, or (iii) reduce the parking to which Tenant is entitled hereunder. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for the Parking Area other parking areas reasonably accessible to the tenants of the Building, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roofs) as constituted from time to time, such use to be in common with Landlord, other office tenants in the Building and/or Complex, as applicable, and other persons permitted by Landlord to use the same, and subject to rights of governmental

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authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe generally for all office tenants of the Building and/or Complex. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Landlord may from time to time designate specific areas within the Building or in reasonable proximity thereto in which automobiles owned by Tenant, its employees, subtenants, licensees, and concessionaires shall be parked provided that in no event may Tenant, its employees, subtenants, licensees, and concessionaires use more than the number of parking space specified in the Basic Lease Information and Landlord may require the display of hang tags or stickers, provided by Landlord, in automobiles parked in the parking area in order that Landlord may monitor Tenant’s compliance with its parking allotment; and in this regard, Tenant shall furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, its subtenants, its licensees or its concessionaires, or their employees; and Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, its subtenants, its licensees or its concessionaires, or their employees, shall at any time be parked in any part of the Building, other than the specified areas designated for employee parking, Landlord may have such vehicle towed at the cost of the owner of same. In no event may Tenant, or any Tenant Party park any vehicles larger than full size passenger automobiles or pick up trucks/sports utility vehicles. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

(ii) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(iii) Landlord may temporarily and in good faith close any part of the Common Area or parking areas for such periods of time as Landlord may determine is reasonably necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights, provided such closure does not materially adversely impact the operation of Tenant’s business or Tenant’s access to the Premises and Landlord shall provide Tenant with substitute parking, at a location reasonably convenient to the Complex, during any period the Complex parking areas are being repaired or altered.

(iv) With regard to the roof of the Building, use of the roof is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

8. Alterations; Repairs; Maintenance; Signs.

(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises, including, but not limited to, the Initial Tenant Alterations (any of the foregoing being referred to as “Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided such proposed Alterations do not affect the Building exterior, Building’s Structure or Building’s Systems. Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to receive the written consent of Landlord for decorative interior Alterations to the

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Premises (e.g., painting, wall coverings and floor coverings) so long as said Alterations do not in any way affect the Building’s Structure or Building’s Systems and are not visible from the exterior of the Premises, and Tenant is not required by applicable Law to obtain a permit to perform the Alteration. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord’s consent to any proposed Alterations which: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority. Landlord shall not unreasonably withhold or delay its approval of such proposed plans and specifications. Landlord shall either approve, disapprove, or provide Tenant with comments with respect to, Tenant’s Plans for Tenant’s Initial Improvements within ten (10) Business Days of Tenant’s submission of reasonably detailed proposed Tenant’s Plans therefor to Landlord’s designated property manager, together with any additional information reasonably requested by Landlord. If Landlord shall fail to provide Tenant with notice of Landlord’s approval, disapproval or comments with respect to proposed Tenant’s Plans for Tenant’s Initial Alterations within such ten (10) Business Day period (as such period may be extended to conform with requirements of Landlord’s financing), then Tenant must provide Landlord with notice (“Tenant’s Reminder Notice”) of Landlord’s failure in this regard and if the Tenant’s Reminder Notice shall be delivered in accordance with the terms of Article 26(f) (Notices) and includes the following statement in capital letters and bold type: “UNDER SECTION 8 OF THE LEASE, LANDLORD’S FAILURE TO RESPOND TO THIS TENANT’S REMINDER NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED TO AUTOMATICALLY CONSTITUTE LANDLORD’S APPROVAL OF THE FOLLOWING PROPOSED TENANT’S PLANS [        ] ORIGINALLY DELIVERED TO LANDLORD ON [            200            ]. In the event Landlord shall fail to respond to a Tenant’s Reminder Notice within Three (3) Business days of the delivery of Tenant’s Reminder Notice to Landlord (as such period may be extended to conform with requirements of Landlord’s financing), then, notwithstanding anything to the contrary contained in this Lease, Landlord shall be deemed to have consented to such specific proposed Tenant’s Plans identified in the Tenant’s Reminder Notice provided such proposed Tenant’s Plans comply with all applicable Laws and all applicable provisions of Exhibit D. Such Tenant’s Plans, and all Alterations to be constructed in accordance with such Tenant’s Plans, shall nonetheless remain subject to all other terms of this Lease and Exhibit D to this Lease. This Section 8 shall not be applicable to any other provision of this Lease, or any other provision of Schedule E, requiring Landlord’s consent.

(b) Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) Business Days after the rendition of a bill for all of Landlord’s actual out-of- pocket costs incurred in connection with the review of Tenant’s request and proposed plans for any proposed Alterations, including all outside engineering and outside consulting fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications for such proposed Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense (provided that Landlord shall pay the Landlord Allowance for the Initial Tenant Improvements in the time and manner provided in Exhibit D hereto) by a contractor reasonably approved in writing by Landlord. Any construction, alteration, maintenance, repair, replacement,

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installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord, and shall be subject to supervision by Landlord or its employees, agents or contractors. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Building in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Building, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements.

(c) Any Alterations made by Tenant, except for removable trade fixtures, shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, except Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, not later than the expiration or earlier termination of the Lease, remove all Required Removables (as such term is defined below) and repair and restore the Premises in a good and workmanlike manner to their condition prior to the construction or installation of such Required Removables, reasonable wear and tear excepted. At the time Landlord approves Tenant’s Plans for the Initial Tenant Improvements pursuant to the terms of Exhibit D (Work Letter) attached hereto, Landlord shall indicate which aspects (if any) of the Initial Tenant Improvements are Required Removables which must be removed by Tenant, at Tenant’s cost and in accordance with the terms of this Lease, prior to the expiration of termination of this Lease. In addition, in the event Tenant shall desire to construct any Alterations in the Premises subsequent to the completion of the Initial Tenant Alterations, then, if Landlord is requested to do so in writing by Tenant at the time Tenant seeks Landlord’s consent to any Alterations made subsequent to the Initial Tenant Improvements, then Landlord agrees to indicate in writing after reviewing Tenant’s proposed plans for such subsequent Alterations whether Landlord considers such Alterations (or any aspects thereof) to be Required Removables which must be removed by Tenant prior to the expiration or earlier termination of the Lease. “Required Removables” shall be limited to (a) Cabling, (b) any satellite dish, antennas and any wiring or cabling connecting same to the Premises, (c) supplemental heating, ventilation and/or air-conditioning units and ductwork, (d) uninterrupted power supply systems, (e) raised computer flooring, (f) any generator installed by or for Tenant, and (g) any other Alteration or leasehold improvements made by Tenant that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office Alterations. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Building. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from any act or omission of Tenant or its contractor’s in connection with the performance of such work, and Tenant shall, if such Alterations shall cost more than $20,000 to complete, or would affect mechanical systems, furnish a bond or other security in an amount equal to 125% of the costs to complete such Alterations, as reasonably determined by Landlord. Notwithstanding the foregoing, no

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completion bond shall be required for the Initial Tenant Improvements so long as the Tenant pays for all costs of the Initial Tenant Improvements in excess of the Allowances (as defined in Exhibit D), prior to Landlord’s payment of the Allowances. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(d) Repairs; Maintenance.

(i) By Landlord. Landlord shall, subject to reimbursement under Exhibit C, keep and maintain in good repair and working order the Building’s Structure Building’s Systems, including mechanical (including any HVAC serving the Premises and/or Common Areas, but excluding any supplemental HVAC serving the Premises, or any portion thereof), electrical, plumbing and fire/life safety systems serving the Building in general; Common Areas; and roof. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other roof penetration or placement), except to the extent Landlord is reimbursed from insurance proceeds for such act or negligence; and the provisions of the previous sentence are expressly recognized to be subject to the casualty and condemnation provisions of this Lease. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building’s Systems which provide services to Tenant, as Landlord deems necessary or desirable, provided that in no event shall the level of any Building service decrease in any material respect from the level required of Landlord under this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such work by Landlord), nor shall Tenant be denied reasonable access to the Premises during the pendency of such work, nor shall any of the same unreasonably disturb Tenant’s operation of its business in the Premises. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the making of such changes, alterations, additions, improvements, repairs or replacements. So long as Landlord complies with the preceding sentences, Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any such work.

(ii) By Tenant. Upon discovery by Tenant, Tenant shall promptly advise Landlord of any conditions that are dangerous or in need of maintenance or repair. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express repair responsibility under this Lease, and Tenant shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) any supplemental heating, air conditioning and ventilation units exclusively serving the Premises or any portion thereof, (b) any security systems installed by Tenant, (c) floor coverings; (d) interior partitions; (e) doors; (f) the interior side of demising walls; (g) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”) including any cable in the Building riser space in connection with Tenant’s Riser Use; (h) kitchens, including completion bond shall be required for the Initial Tenant Improvements so long as the Tenant pays for all costs of the Initial Tenant Improvements in excess of the Allowances (as defined in Exhibit D), prior to Landlord’s payment of the Allowances. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. (d) Repairs Maintenance. i) By Landlord. Landlord shall, subject to reimbursement under Exhibit C, keep and maintain in good repair and working order the Building’s Structure Building’s Systems, including mechanical (including any HVAC serving the Premises and/or Common Areas, but excluding any supplemental HVAC serving the Premises, or any portion thereof), electrical, plumbing and fire/life safely systems serving the Building in general; Common Areas; and roof. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other roof penetration or placement), except to the extent Landlord is reimbursed from insurance proceeds for such act or negligence; and the provisions of the previous sentence are expressly recognized to be subject to the casualty and condemnation provisions of this Lease. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building’s Systems which provide services to Tenant, as Landlord deems necessary or desirable, provided that in no event shall the level of any Building service decrease in any material respect from the level required of Landlord under this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such work by Landlord), nor shall Tenant be denied reasonable access to the Premises during the pendency of such work, nor shall any of the same unreasonably disturb Tenant’s operation of its business in the Premises. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the making of such changes, alterations, additions, improvements, repairs or replacements. So long as Landlord complies with the preceding sentences, Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any such work. (ii) By Tenant. Upon discovery by Tenant, Tenant shall promptly advise Landlord of any conditions that are dangerous or in need of maintenance or repair. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express repair responsibility under this Lease, and Tenant shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) any supplemental heating, air conditioning and ventilation units exclusively serving the Premises or any portion thereof, (b) any security systems installed by Tenant, (c) floor coverings; (d) interior partitions; (e) doors; (f) the interior side of demising walls; (g) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”) including any cable in the Building riser space in connection with Tenant’s Riser Use; (h) kitchens, including

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hot water heaters, and similar facilities exclusively serving Tenant; (i) electrical, plumbing, mechanical and other lines or systems, or portions thereof, located within and exclusively servicing the Premises; and (j) Alterations. To the extent, Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. The necessity for, and adequacy of, repairs and replacements pursuant to this Section 8(b) (ii) shall be measured by the standard which is appropriate for office buildings of similar construction and class in Fairfield County, Connecticut. If any repairs required to be made by Tenant hereunder are not made within ten (10) Business Days after written notice delivered to Tenant by Landlord, or such longer time as may be reasonably necessary so long as Tenant has commenced such repairs within such ten (10) Business Day period and prosecutes the same to completion with reasonable diligence, Landlord may, at its option (regardless of the terms of Section 17(f)), make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs (except to the extent caused by Landlord’s gross negligence or willful misconduct) and Tenant shall pay to Landlord upon demand, as Rent hereunder, the cost of such repairs plus interest at the Default Rate, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. Notwithstanding the foregoing, Landlord shall have the right to make such repairs without notice to Tenant in the event of an emergency (except that Landlord shall use reasonable efforts to notify Tenant telephonically or by email reasonably promptly after the making of such emergency repairs), or if such repairs relate to the exterior of the Premises. At the expiration of this Lease, Tenant shall, pursuant to Section 21 hereof, surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. If following the expiration of the Lease Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant which Tenant has left in the Premises, same shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. Tenant agrees to promptly notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

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(iii) Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors reasonably approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company, and any Landlord’s Mortgagee (as defined in Section 12(a) as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

(e) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Building in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Building or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Building or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialmen any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, and any Landlord’s Mortgagee (as defined in Section 12(a), any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action,

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suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.

(f) Signs. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Premises; or (ii) the Common Areas; or (iii) except as otherwise provided in this Section 8(f), any exterior area of the Building. Landlord hereby grants Tenant signage rights on the exterior of the Building facing the aquarium and adjacent to Tenant’s entry-way in a location reasonably designated by Landlord. Landlord shall not relocate Tenant’s exterior signage to a less prominent location, except as required by any applicable law. Such signage shall be subject to Landlord’s reasonable approval, not to be unreasonably withheld, conditioned or delayed, and such Landlord approval must be obtained prior to submission to the applicable governmental authority for a sign permit. Tenant is responsible for obtaining sign permits and approvals at Tenant’s cost. Tenant shall comply with applicable Laws and such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Building. Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal shall be payable by Tenant within ten (10) days of invoice.

9. User. Tenant shall occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant may not use the Premises for any use other than the Permitted Use. Without limiting the generality of the foregoing, Tenant shall comply with all easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments thereto made from time to time, and each of which has been or is hereafter recorded in the Land Records of the town or city in which the Building is located, copies of which will be provided to Tenant upon Tenant’s written request for same. From and after the date of this Lease, Landlord shall not grant or permit any encumbrance which would materially adversely affect or interfere with Tenant’s Permitted Use of the Premises, or Tenant’s rights under this Lease. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, (x) the Certificate of Occupancy for the Premises, and (y) any other permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for Tenant’s particular use of the Premises (as opposed to the mere general office use of the Premises) in accordance with applicable Law. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises during the Term of this Lease or as a result of any Alterations made by Tenant (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any purpose which

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creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or any Tenant Party, a written statement from the applicable insurance company stating so shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. Except for normal amounts of customary office cleaning supplies, in no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10. Assignment and Subletting.

(a) Transfers. Subject to Section 10(h) below, Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld or delayed: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided no Event of Default shall have occurred and the proposed transferee: (1) has a Tangible Net Worth (individually or together with a guarantor) equal to or greater than Tenant’s Tangible Net Worth on the date of this Lease or immediately prior to such proposed assignment or sublease, whichever is greater; (2) will use the Premises for a use in keeping with the character and reputation of the Building as reasonably determined by Landlord given due consideration for the fact the Complex is mixed-use (residential and office) complex; (3) will use the Premises for the Permitted Use; (4) will not use the Premises or Building in a manner that would materially increase the

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pedestrian or vehicular traffic to the Premises or Building; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not then another occupant of the Building (provided that Landlord has comparable space available for leasing for a comparable term); and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or any Affiliate of any such person or entity (all of the foregoing Section l0(b)(1) through Section 10(b)(7) being deemed reasonable bases for withholding consent); otherwise, Landlord may withhold its consent in its reasonable discretion.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer (other than a Transfer for which Landlord’s consent is not required under subsection (h) below), then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall reimburse Landlord, within thirty (30) Business Days of receipt of an invoice therefor, for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then in the case of a proposed assignment, the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any such transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee, in the case of an assignment, shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment. If Landlord consents to a proposed sublease, then the form of written sublease agreement shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that

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Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation. If Tenant requests Landlord’s consent to (i) a subletting of all of the Premises for the balance of the Term or if one year or less of the Lease Term would remain after the expiration of the proposed sublease all of the Premises, or (ii) an assignment of the Lease, in either case other than to a Permitted Transferee (defined below), then Landlord may, within thirty (30) days after submission of such request, cancel this Lease as of the date the proposed Transfer is to be effective. Thereafter, Landlord may lease the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g) Additional Compensation. Tenant shall pay to Landlord fifty percent (50%) of the excess of all compensation related to the Premises or Lease received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after deducting the following out of pocket costs and expenses actually paid by Tenant to unrelated third-parties for such Transfer (which costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles and deducted monthly from such excess): (1) market-rate brokerage commissions and reasonable attorneys’ fees; (2) commercially reasonable marketing costs; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment, including the costs of design, construction, labor and materials; and (4) the costs of any market-rate inducements or concessions given to the subtenant or assignee (the “Additional Compensation”). Payments of Additional Compensation from Tenant to Landlord shall be made simultaneous with the monthly Base Rent payment first due and payable hereunder after Tenant’s receipt of such Additional Compensation.

(h) Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord and without payment of the Additional Compensation contemplated pursuant to Section 10(g):

(i) an Affiliate of Tenant;

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(ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, its Affiliate, or any of their respective corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity (or, at such entity’s sole election, a guarantor of this Lease) is not less than the Tangible Net Worth of Tenant as of the effective date of the Transfer; or

(iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, or all or substantially all of the direct or indirect ownership interest in Tenant, if such entity’s (or, at such entity’s sole election, a guarantor of this Lease) Tangible Net Worth after such stock or asset acquisition is not less than the Tangible Net Worth of Tenant immediately prior to the effective date of the Transfer.

Tenant shall notify Landlord, in writing, of any such Permitted Transfer no later than ten (10) Business Days prior to such Permitted Transfer, which notice shall disclose all material terms and conditions of such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use. No later than ten (10) Business Days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”). Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10. No assignment or sublease shall release Tenant for its liability under this Lease.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance of not less than $1,000,000 per occurrence, with an annual aggregate limit of not less than $2,000,000, which shall apply on a per location basis, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable]

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in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Landlord’s Mortgagee (as defined in Section 12(a) against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises; (B) in the event Tenant shall (in Tenant’s name) own or lease any automobiles, Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $1,000,000 combined single limit for property damage and bodily injury; (C) All Risk Property insurance, which shall include protection against loss or damage from earthquakes, covering the full value of all Alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee (as defined in Section l2(a) as additional loss payees as their interests may appear; (D) All Risk Property insurance, which shall include protection against loss or damage from earthquakes, covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Building by or on behalf of a Tenant Party it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $500,000; (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 11(a)(C) or attributable to the prevention of access to the Building or the Premises as a result of any of the perils insured against under Section 11(a)(C); (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(C) hereinabove, for full replacement value covering all Alterations made by Tenant and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time and which are consistent with the insurance requirements of comparable buildings in Fairfield County, CT. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder simultaneous with Tenant execution of this Lease but in any event no later than five (5) Business Days prior to the date Tenant takes possession of the Premises for the construction of the Initial Tenant Improvements, and at least ten (10) Business Days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the State of Connecticut and with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of

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coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, after ten (10) days’ prior written notice to Tenant, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus a reasonable administrative fee. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (I) property insurance for the Building’s full replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $1,000,000 per occurrence, with an annual aggregate limit of not less than $2,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Tenant’s Share of the cost of all insurance carried by Landlord with respect to the Complex, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any personal injury, damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any policy of liability insurance or any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by worker’s compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this Lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Tenant Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence on the Premises, the use of the Common Areas by any Tenant Party, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s equipment or property; or (2) Tenant’s failure to perform its obligations under this Lease, or (3) Tenant’s negligence or willful misconduct other than a Loss arising from the gross negligence or willful misconduct of Landlord or its agents; provided in no event shall this indemnity, together with any other damages and remedies provision of this Lease, entitle Landlord to duplicative recoveries, or to recover in excess of Landlord’s actual loss. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole but reasonable discretion.

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(e) Landlord Indemnity. Subject to Section 11(c), Section 26(a) and Section 26(b), Landlord shall indemnify, defend and hold harmless Tenant and the Tenant Parties from and against Loss arising from Landlord’s gross negligence or willful misconduct to the extent not caused by Tenant’s or any Tenant Party’s negligence, misconduct or breach of this Lease. Notwithstanding the foregoing, in no event shall Landlord be liable for any damage or injury to the Premises or Tenant caused by another tenant or occupant, or emanating from another tenant or occupant’s premises. The indemnities set forth in this Section 11(e) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Landlord agrees, upon request therefor, to defend Tenant in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole but reasonable discretion.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subject and subordinate to any deed of trust, mortgage or other security instrument (each, a “Mortgage”), or any ground lease, master lease or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lesson under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”), and to any renewals, modifications and extensions thereof. Landlord agrees to obtain from any existing Landlord’s Mortgagee and any existing holder of a Primary Lease a subordination, non-disturbance and attornment agreement, in the form of Exhibit J attached hereto, and with respect to any future Landlord’s Mortgagee or holder of any future Primary Lease, a commercially reasonable subordination, non-disturbance and attornment agreement which provides in substance that so long as Tenant is not in default under the Lease beyond any applicable cure periods, this Lease will not be terminated and Tenant’s rights and use and occupancy of the Premises hereunder will be recognized by such future Landlord’s Mortgagee irrespective of foreclosure proceedings or acceptance of a deed in lieu and notwithstanding the termination or expiration of a Primary Lease. Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) Business Days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

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(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior landlord (including Landlord), (2) liable for the return of any security deposit not actually received by Successor Landlord, (3) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), (4) bound by any advance payment of rent or additional rent made by Tenant to Landlord except for rent or additional rent applicable to the then current month, (5) bound by any termination, amendment or modification of the Lease made without the written consent of Lender, (6) liable for the performance or payment for any construction for Tenant’s occupancy of the Leased Premises; (7) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment, or (8 bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

(e) Tenant’s Termination Right. Notwithstanding the provisions of Section 12(d), in the event that Landlord fails to Substantially Complete the Landlord’s Work or fails to pay the Landlord Allowance to Tenant in the time and manner required under this Lease, and in the further event that neither Landlord or Landlord’s Mortgagee shall Substantially Complete the Landlord’s Work and/or (as appropriate) pay the Landlord Allowance to Tenant within 60 days after Landlord’s default therefore, unless due to Tenant’s default, Tenant’s Delay or Force Majeure, then Tenant may elect to terminate this Lease effective twenty (20) days after Tenant delivers notice of such termination to both Landlord and Landlord’s Mortgagee unless either Landlord or Landlord’s Mortgagee has substantially cured such default within such twenty (20) day period.

(f) Other. This Lease shall also be subject and subordinate to the terms and conditions of (i) a certain Disposition Agreement, dated March 13, 2002, recorded on the Norwalk Land Records in Volume             , Page             , and any subsequent amendments or modifications thereto (as hereafter amended, the “Disposition Agreement”), and (ii) a certain Declaration of Maritime Yards Planned Community, dated February 23, 2007, recorded on the Norwalk Land Records in Volume 6457, Page 162, and any subsequent

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amendments or modifications thereto (as hereafter amended, the “Master Declaration”). Tenant covenants to abide by the relevant provisions and restrictions in the Disposition Agreement and Master Declaration. Any failure, by Tenant or any Tenant Party, to comply with the relevant provisions and restrictions in the Disposition Agreement and Master Declaration shall constitute a default, by Tenant, under this Lease and Tenant shall indemnify, defend and hold Landlord harmless from and against any liability, lost, cost, damage and expense (including reasonable attorneys’ fees) which Landlord may incur by reason of any failure by Tenant, or any Tenant Party, to comply with the provisions of the Disposition Agreement and Master Declaration applicable to Tenant and Tenant Parties.

(g) The Building in which the Premises is located is included within “Master Community Unit B” under the Master Declaration. (Master Community Unit B is referred to in this Lease as the Complex.) The Master Declaration provides that no part of the Master Community Property, including Master Community Unit B, may be used for (i) “adult uses” as the same are currently defined in the City’s Zoning Regulations — for massage parlors, “adult” bookstores, peep shows or establishments offering sex-related activities; (ii) betting parlors, gambling, casino or gambling-type establishments; (iii) movies, penny arcades, billiard parlors or similar amusement-type establishments; (iv) agencies selling tickets to entertainment or sporting events; (v) uses that attract unusual crowds to the Master Community Property or the sidewalks around it, or that create unusual noises or disturbances; (vi) the provision of health care services (including without limitation mental health services and assistance for substance abuse), but pharmacies, optical dispensaries and the sale of surgical and similar supplies are permitted in any event; (vii) the provision of check cashing, money transmittal or similar services, unless provided by a bank, savings institution, credit union or similar organization; or (viii) any establishment that might in common usage be considered a “head shop”, or that deals in what might in common usage be considered “drug paraphernalia”.

(h) Section 4.01 (Restrictions on Use) of the Disposition Agreement provides that the Redeveloper, its successors and assigns, and every successor in interest to the property, or any party thereof, shall:

“(a) Devote the property to, and only to and in accordance with, the uses specified in the Urban Renewal Plan; and

(b) Not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital status, national origin or sex in the sale, lease or rental or in the use or occupancy of the property or any improvements erected or to be erected thereon, or any part thereof.”

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

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14. Condemnation.

(a) Total Taking. If all or substantially all of the Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then either Landlord or Tenant may terminate this Lease as of the date of such Taking by giving written notice to the other party hereto within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If neither party terminates this Lease under this Section 14(b), then Rent shall be reduced in the proportion by which the area of the portion of the Premises which is not useable (or accessible) and is not in fact used by Tenant bears to the total area of the Premises.

(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking; provided that Landlord also elects to terminate all non-residential leases of the Building which are materially adversely affected by such taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

(e) Repair. If the Lease is not terminated, subject to the terms of this Section 14(e), Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and the Building substantially to their former condition to the extent reasonably feasible and commercially practical, to constitute a complete and tenantable Premises and Building. Notwithstanding the foregoing, (i) in no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair, and (ii) Landlord’s obligation to restore the Premises or Building shall be reduced to the extent Landlord’s Mortgagee shall require the application of condemnation proceeds to payment of indebtedness; provided that, if Landlord does not restore the Premises as provided in the first sentence of this Section 14(e), Tenant shall thereafter have the right to terminate this Lease effective thirty (30) days after the delivery of notice thereof to Landlord. Until restoration of the Premises is Substantially Completed, Rent shall abate as provided in the last sentence of Section 14(b).

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15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights. If a Casualty damages a material portion of the Premises or a material portion of the Building and: (1) Landlord’s licensed engineer, architect or contractor estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord licensed engineer, architect or contractor, and such damage occurs during the last year of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay all or any material portion of any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice (together with a copy of the written estimate of Landlord’s licensed engineer, architect or contractor) has been delivered to Tenant, in which event Tenant’s obligation to pay Rent shall cease as of such termination date and any prepaid Rent for any period after the date of termination shall be refunded to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty. After completion of Landlord’s restoration obligations, Tenant shall promptly and with due diligence repair and restore, at Tenant’s sole cost and expense, any furniture, carpeting, equipment, trade fixtures and personal property of Tenant. Notwithstanding the foregoing, Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If Landlord fails to complete repairs to the Premises within the Repair Period, subject to force majeure delays, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after the passing of such Repair Period and prior to Landlord’s Substantial Completion of such repairs. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

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(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable or inaccessible by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless such damage was the result of the gross negligence or willful misconduct of Tenant or any Tenant Party, in which case, Tenant shall continue to pay Rent without abatement.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, which shall include a complete copy of the relevant tax bill, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five (5) calendar days after Tenant’s receipt of Landlord’s written notice that the same is past due; provided, however, Landlord shall not be obligated to provide written notice of monetary default more than three (3) times in any calendar year, and each subsequent monetary default shall be an Event of Default if not received within five (5) days after the same is due; provided, further, that Landlord shall endeavor to provide Tenant with written notice of any monetary defaults more than three (3) times in any calendar year, but Landlord’s failure to do so shall not be deemed to constitute a default by Landlord or a waiver of Tenant’s default or Landlord’s remedies by reason therefor;

(b) Hazardous Condition. If Tenant uses the Premises for other than the Permitted Use or creates an illegal or hazardous condition which is not cured within three (3) Business Days of notice thereof from Landlord to Tenant;

(c) Estoppel Letter. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e), and such failure shall continue for five (5) Business Days after Landlord’s notice to Tenant that Tenant has not complied in the time and manner required in the applicable section of this Lease;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a), and such failure continues for three (3) Business Days after Landlord’s notice thereof to Tenant;

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Building for

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any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c), and such failure shall continue for five (5) Business Days after Landlord’s notice to Tenant that Tenant has not complied in the time and manner required in Section 8(c);

(f) Unpermitted Transfers. if Tenant shall assign this Lease, or sublease the Premises, in violation of Section 10 herein;

(g) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within such thirty (30) day period and diligently prosecutes such cure to completion; and

(h) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any Guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) calendar days after the filing thereof.

18. Remedies. Upon and after the occurrence of any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, pursue any one or more of the following rights and remedies:

(a) Termination of Lease and Possession: Upon the occurrence of an Event of Default, Landlord shall have the right to do the following:

(i) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of such Event of Default, including, without limitation, all Costs of Reletting (defined below) and any Deficiency Amount (as calculated in Section 18(b) below) that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of reasonable market-standard alterations and the value of other market standard concessions or allowances granted to a new tenant as determined by Landlord; and

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(ii) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease subject to Tenant’s payment to Landlord of the Deficiency Amount as calculated in Section 18(b) below. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

(b) Landlord Damages: Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as a “Deficiency Amount”) between the Total Rent Amounts Due (as hereinafter defined), and the net amount, if any, of rents collected under any reletting for any part of such period (in calculating such Deficiency Amount Owner shall have the right to first deduct from the rents collected any Costs of Reletting incurred or to be incurred by Landlord). Any such Deficiency Amount shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent together with the amounts due on account of Taxes and Operating Expenses. Landlord shall be entitled to recover from Tenant each Deficiency Amount as the same shall arise, and no suit to collect the amount of the Deficiency Amount for any month or period shall prejudice Landlord’s right to collect the Deficiency Amount for any subsequent month or period by a similar proceeding. For the purposes hereof, the “Total Rent Amounts Due” shall mean the total amount of (x) Base Rent remaining to be paid for the period which otherwise would have constituted the unexpired portion of the Term, together with (y) the Additional Rent which would have accrued on account of the Taxes and the Operating Expenses under the provisions of Section 4(b) and Exhibit C hereto for the period which otherwise would have constituted such unexpired portion of the Term.

(c) Landlord also may elect to receive as damages in lieu of the payment of the Deficiency Amounts the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the Total Rent Amounts Due that Tenant would have been required to pay for the remainder of the Term discounted to net present value minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

(d) If Tenant is in default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity so long as Landlord is not compensated in excess of its compensable losses under this Lease, at Law or in equity. For the purpose of this Lease the term Tenant shall mean any surety or guarantor of Tenant’s obligations under this Lease.

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(e) Additional Rights and Remedies:

Whether or not Landlord terminates this Lease, Landlord shall have the right, after an Event of Default, as Landlord chooses in its absolute discretion, (i) to terminate any or all subleases, licenses, concessions and other agreements entered into by Tenant pertaining solely to its occupancy of the Premises and/or (ii) to maintain any or all such agreements in effect and succeed to Tenant’s interests in connection therewith (in which event Tenant shall cease to have any interest in, or liability under, any such agreement).

In addition to the above, Landlord shall have any and all other rights provided an owner at law or in equity, including, but not limited to, those remedies provided for by Laws now or hereafter in effect, for breach of a lease or tenancy by a tenant.

(f) Tenant Waivers:

Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Owner, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) if Tenant is dispossessed of the Premises or this Lease is terminated, removing and storing Tenant’s or any other occupant’s property; (3) if Tenant is dispossessed of the Premises or this Lease is terminated, repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of

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any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20. [Intentionally Omitted]

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal). Additionally, at Tenant’s cost, Tenant shall remove all Tenant’s Property and Required Removables. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to: (1) one hundred fifty percent (150%) of the Base Rent and 100% of the Additional Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises within thirty (30) days of the termination or expiration of this Lease, in addition to payment of the foregoing hold-over rent, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon

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such failure to surrender, and any lost profits to Landlord resulting therefrom providing Landlord had provided Tenant with notice of the existence of such actual or prospective succeeding tenant. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.

23. Certain Rights Reserved by Landlord. Landlord shall have the following rights, which Landlord agrees to exercise in a manner which does not unreasonably interfere with Tenant’s Permitted Use of the Premises:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building or the complex of which the Building is a part; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) Access Control. To take such reasonable access control measures as Landlord deems advisable (provided, however, that any such access control measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that all such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and (if the Building is multi-tenant) closing the Building after normal business hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c) Prospective Purchasers and Lenders. To enter the Premises during business hours on Business Days upon not less than twenty-four (24) hours’ prior written or oral notice to Tenant to show the Premises to prospective purchasers or lenders; and

(d) Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises during Tenant’s normal Business Hours during Business Days to show the Premises to prospective tenants.

(e) Premises Access. All doors to and within the Premises shall be accessed by a single master key and Tenant shall provide Landlord with a copy of such master key prior to conducting business in the Premises. Landlord shall retain such master key for all of the doors for the Premises, excluding Tenant’s vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to

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obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.

24. Extension Options. See Exhibit K attached hereto and made a part hereof.

25. Hazardous Materials.

(a) Compliance with Laws. During the Term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(h) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance. Notwithstanding the foregoing, Tenant shall not be responsible for any environmental conditions existing prior to Tenant’s taking possession of the Premises, unless caused by a Tenant or any Tenant Party.

(b) No Generation. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials on the Premises, or the Building, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Building except that Tenant may use or maintain Hazardous Materials in the Premises in limited quantities required in connection with routine general office use, and then only in compliance with all applicable Environmental Laws. In no event shall Tenant, or any Tenant Party, cause or permit the Building or Land to be deemed an “Establishment,” as defined by Connecticut General Statutes Section 22a-134, et seq., as amended (the “Transfer Act”), or a solid waste management facility under RCRA, 42 USC 6901, et seq.

(c) Intentionally Omitted.

(d) Environmental Claims. Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(h) below) against Tenant relating to the Premises or the Building; (2) any condition or occurrence on the Premises or the Building that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or the subsurface, that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or reasonably anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Building. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

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(e) Tenant Indemnity. Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Materials on the Building which is caused or permitted by Tenant or a Tenant Party, or (ii) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(f) Landlord Indemnity. Subject to Section 11(c), Section 26(a) and Section 26(b), Landlord shall indemnify, defend and hold harmless Tenant and the Tenant Parties from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Tenant and the Tenant Parties caused directly and solely by (i) the actual or alleged presence of Hazardous Materials on the Building which is introduced by Landlord or a Landlord Party and (ii) any Environmental Claim arising or resulting from the actual or alleged presence of Hazardous Materials on the Building which is introduced by Landlord or a Landlord Party. The provisions of this Section 25 (e) shall survive the expiration or sooner termination of this Lease.

(g) Payment on Indemnified Matters. To the extent that any undertaking in the preceding paragraphs may be unenforceable because it is violative of any law or public policy, Tenant or Landlord, as appropriate, will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of such party’s obligation under the preceding paragraphs.

(h) Interest. All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand. All sums paid and costs owed by Landlord to Tenant under subsection (e) above shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Landlord, and all such sums and costs shall be immediately due and payable on demand.

(i) Definitions. (a) “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any

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applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§960l et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§690l et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§l80l et seq.; the Clean Water Act, 33 U.S.C. §§l25l et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq.; the Clean Air Act, 42 U.S.C. §§740l et seq.; the Safe Drinking Water Act, 42 U.S.C. §§300f et seq.; the Atomic Energy Act, 42 U.S.C. §§20l I et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§l36 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§651 et seq, Connecticut General Statutes 22a-114 et seq., 22a-134 et seq., and 22a-451 et seq., as the foregoing may have been amended to date, and all similar federal, state and local environmental laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, as any of the foregoing may have been from time to time amended, supplemented or supplanted and any other federal, state or local laws, ordinances, rules, codes and regulations now existing relating to the protection of health, safety or the environment or the regulation or control or imposing liability or standards of conduct concerning toxic or hazardous waste, substances or materials; and (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any environmental permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential (or other speculative), damages therefor and shall be recoverable only from the interest of Landlord in the Property and the proceeds thereof, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

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(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war (declared or undeclared), acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the broker set forth in the Basic Lease Information. Tenant and Landlord shall each indemnify, defend and hold the other harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under such indemnifying party, other than the broker named in the Basic Lease Information. Landlord shall be responsible for the commission due and payable to Summit Development, LLC pursuant to a separate agreement. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) Business Days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

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(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.

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(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) Recording. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a notice of lease complying with the provisions of C.G.S.A. Section 47-19 (which shall include no financial terms). In no event shall this Lease be recorded and if Tenant records this Lease in violation of the terms hereof, in addition to any other remedy available to Landlord upon Tenant’s default, Landlord shall have the option to terminate this Lease by recording a notice to such effect. If a notice of lease is recorded, on the termination or expiration of this Lease, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise, and if Tenant fails to do so, Landlord may record a termination of such notice of lease in Tenant’s name and stead.

(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) [ lntentionallv omitted].

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications. Except with respect to Tenant’s installation of telecommunications equipment upon its original occupancy of the Premises, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

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(t) Confidentiality. Tenant acknowledges that the financial terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, unless required by applicable Law. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(v) Parking. Tenant may use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information for employee parking. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same. In no event shall Tenant or any of Tenant’s agents, employees or invitees park or permit any parking of vehicles overnight.

27. USA Patriot Act and Anti-Terrorism Laws.

(a) Landlord and Tenant each represents and warrants to, and covenants with, the other party hereto that neither it nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(b) Tenant and Landlord covenant with the other party hereto that neither it nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord or Tenant is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.

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(c) At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 27.

28. Roof Space For Dish/Antenna. See Exhibit L attached hereto and made a part hereof.

29. Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	JEFFERSON AT MARITIME, L. P.,
a Delaware limited partnership

		By:	Jefferson at Maritime GP LLC, a Delaware limited liability company,

		Its:	General Partner

	By:	/s/ Thomas N. O’Brien
	Name:	Thomas N. O’Brien
	Title:	Executive Vice President & Managing Partner Northeast Region

TENANT:	KAYAK SOFTWARE CORPORATION,
a Delaware corporation

	By:	/s/ Steve Hafner
	Name:	Steve Hafner
	Title:	CEO

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EXHIBIT A

OUTLINE OF PREMISES

COFFEE SHOP
1,000 USF
STAIR B1
UP
EX
M
REF
PREMISES
B103
TRASH ROOM
DN
STAIR B2
STAIR B3
8'-1 1/2" HEIGHT

BAXIER DESIGN

Drawing Title: SPACE PLAN

Project: KAYAK.COM
55 NORTH WATER STREET
NORWALK, CT

Sketch	SK2
Floor	01
Date	07-24-08
Scale	1/8"=1'-0" @ 11x17

A-1

EXHIBIT B

OUTLINE OF PARKING AREAS

THE MARITIME
BULDING
NEW HAVEN RAILROAD (DANBURY LINE)
SPACES RESERVED
FOR MARITIME
MAIN PARKING AREA
UNRESERVED PARKING
(151 SPACES)
(5) EXCLUSIVE
SPACES
NORTH WATER STREET
55 N. WATER
77 N. WATER
SITE PLAN:
MARITIME YARDS
PARKING EXHIBIT

B-1

EXHIBIT C

1. (a) “Operating Expenses” shall mean the actual costs incurred with respect to the operation, management, maintenance and repair of the Complex and the Main Parking Area, including, without limitation, subject to the terms of Section (c) below, expenses incurred either by Landlord, or any Condominium Association which may be formed in the future and which includes the Premises or Complex or any portion thereof, as the case may be in connection with: alterations performed or improvements made by reason of any federal, state or local law, statute, ordinance or regulation first enacted after the date of this Lease; repairs, repainting, restriping and maintenances of the Main Parking Area; exterior window washing; service contracts; permit fees; protection and security service; premiums for casualty, liability, rent and other insurance; the purchase or rental of all materials and supplies; wages, salaries, benefits, payroll taxes, retirement plans, worker’s compensation and group insurance respecting service and maintenance for employees of the Complex; uniforms and working clothes for such employees, maintenance, upkeep and repair of the sidewalks, curbs and landscaping located outside of and servicing the Complex; accounting and legal fees (other than those for the sale or financing of the Building, the preparation of this and other leases, or the modification or termination of leases) fees of any managing agent employed by Landlord attributable to the commercial units and snow and ice removal.

(b) If Landlord purchases any item of capital equipment or makes any capital expenditure for the purpose of reducing Operating Expenses or in order to comply with a requirement of a federal, state or local law, ordinance, or regulation, then (i) the cost of such capital equipment or capital expenditure shall be included in the Operating Expenses beginning with the year in which such expense is incurred and (ii) the amount of such cost to be included in each year’s Operating Expenses shall be the amortized amount of such cost, on a straight line basis, over the estimated useful life as prescribed under generally accepted accounting principles, plus an interest factor equal to either the interest rate paid by Landlord if it finances the cost or the highest “prime rate” published in the Wall Street Journal on the date of such purchase or expenditure. If Landlord shall lease any such item of capital equipment, then the annual amount paid by Landlord on account of such lease shall be included in Operating Expenses.

(c) The term “Operating Expenses” shall not include:

(i)	Taxes (as defined in Section 3 below), franchise taxes or taxes imposed upon or measured by the income or profits of Landlord;

(ii)	Any administrative wages and salaries for employees above the level of building manager or any other general and administrative overhead of Landlord, including, but not limited to, rent or renting commissions;

(iii)	Except as otherwise provided in (a) above, the cost of any item which should, in accordance with generally accepted accounting principles, be capitalized on the books of the Landlord;

(iv)	The cost of any electricity furnished to the Premises or any other space in the Complex leased to other tenants or for which the residential occupants are solely responsible;

(v)	The cost of alterations to tenant spaces and any fit-out in advance of and in expectation of a tenant;

(vi)	The cost of any special work or service performed for any tenant (whether or not at the cost of such tenant) which is not regularly provided to or for the benefit of the other tenants of the Building;

(vii)	Any expense to the extent that Landlord is compensated therefor from insurance proceeds or manufacturer’s warranty;

(viii)	Marketing costs, including, without limitation, leasing commissions, attorney’s fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(ix)	Fines, penalties and other costs incurred by Landlord due to the violation by Landlord or any other tenant of any legal requirement or any lease of space in the Building;

(x)	Amounts paid to affiliates of Landlord for goods and/or services for the Building to the extent the same exceeds the cost of such goods and/or services that would be charged by unaffiliated third parties on a competitive basis;

(xi)	Interest, principal, points and fees on debts;

(xii)	Advertising and promotional expenditures, and costs of signs in or on the Building and/or the Land identifying the owner of the Building or other tenants’ signs;

(xiii)	Amounts paid by Landlord for parking Tights in offsite areas;

(xiv)	Lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

(xv)	Costs incurred in connection with Landlord’s Work;

(xvi)	Costs incurred in correcting defects with the construction of the Building;

(xvii)	Any other items which are allocated to the occupants of residential units, including, without limitation, the residential condominium management fee;

(xviii)	That portion of the costs of the Plaza and Parking Areas that are billed by the Master Association and paid for by the Maritime Association;

(xix)	Costs of the 55/77 Garage;; and

(xx)	Any costs being charged for reserves against Common Charges.

(d) Effective as of the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, in advance on the first day of each month, one-twelfth (1/12th) of Tenant’s Share of Operating Expenses and the Taxes, as reasonably estimated by Landlord, for each calendar year or portion thereof during the Term. From time to time, Landlord may estimate and re-estimate the Additional Rent to be paid hereunder and deliver a copy of the estimate or re-estimate to Tenant. Thereafter the monthly installments of Additional Rent payable by Tenant hereunder shall be appropriately adjusted in accordance with the estimations so that by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent for Operating Expenses and Taxes, as reasonably estimated by Landlord. Any amounts paid based on such estimates shall be subject to adjustment as herein provided when actual Operating Expenses and Taxes are available for each calendar year.

(e) If the Expiration Date or termination date of this Lease shall not coincide with the end of a calendar year, then Tenant’s obligation to pay Taxes and/or Operating Expenses for the final period of the Lease shall survive the expiration of the Term of this Lease. Upon such expiration or termination, Landlord shall have the option with respect to Tenant’s obligation for any Additional Rent hereunder from the beginning of the then current calendar year through the date of such expiration or termination, being less than a full calendar year, either (1) to wait until such full year’s Operating Expenses, and/or Taxes are known, or (2) to require immediate payment of Additional Rent from Tenant for Operating Expenses and Taxes on the same dollar basis as the previous calendar year. In either instance, Tenant’s liability shall be prorated on the basis of the proportionate relationship that the number of days in such final period of the Term bears to 365.

(f) Upon reasonable prior notice to Landlord, Tenant shall have the right to inspect Landlord’s accounting records relative to Operating Expenses and Taxes during Landlord’s normal business hours at any mutually convenient time within one hundred twenty (120) days following the furnishing to Tenant of the Operating Expense and Tax statement; and, unless Tenant shall take written exception to any item in any such statement within such one hundred twenty (120) day period, such statement shall be considered as final and accepted by Tenant. Whether or not Tenant shall take exception to any statement, Tenant shall nonetheless pay such Additional Rent in the amount specified in the Landlord’s statement to Tenant, in full, within ten (10) Business Days of the submission of such statement to Tenant, without any holdback, offset, deduction or delay.

3. Taxes. Tenant shall also pay as Additional Rent, as set forth in Paragraph 1 of this Exhibit C. Tenant’s Proportionate Share of Taxes for each calendar year or part thereof falling within the Term. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Expenses) now or hereafter attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants and attorneys retained in a good faith effort to lower Taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building or Complex in good faith; provided, however, that Taxes for any calendar year shall be reduced by the net amount (after subtracting Landlord’s costs) of any tax refund received by Landlord attributable to such year. “Taxes” shall not include any transfer, franchise, rental, income, estate, inheritance or profit tax, or excise taxes. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement. Tenant acknowledges that it has been advised the Complex presently receives the benefit of a partial real estate tax abatement, which abatement will reduce over a seven year period and that, therefore, Taxes will increase during the Lease Term simply by virtue of the phase-out of the current tax.

5. Operating Expense, Tax and Insurance Statement. By June 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Tenant’s Proportionate Commercial Space Share of Operating Expenses for the Commercial Space of the Complex, and Tenant’s Proportionate Complex Share of Complex Operating Expenses, Tenant’s Proportionate Commercial Space Share of Taxes and Insurance for the previous year (the “Operating Expense, Tax and Insurance Statement”). If Tenant’s estimated payments of Operating Expense, Taxes or Insurance under this Exhibit C for the year covered by the Statement exceed Tenant’s share of such items as indicated in the Statement, then Landlord shall credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Complex Operating Expense, Commercial Space Operating Expenses, Taxes and Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Statement, then Tenant shall pay Landlord such deficiency within ten (10) days of demand therefor, and such obligation shall survive any termination or expiration of this Lease. Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Commercial Space Share of Commercial Space Operating Expenses, Tenant’s Proportionate Complex Share of Complex Operating Expenses, and Tenant’s Proportionate Complex Share of Taxes and Insurance as for a default in the payment of Base Rent.

EXHIBIT D

WORK LETTER

I. Turn-Over Condition of Premises. On the Possession Date, the Premises shall be delivered in “as is” condition, subject to the following:

(a) broom clean condition, free of debris. Any damaged fireproofing on columns shall be repaired. Landlord will remove the existing doorway from the residential lobby to the Tenant space and provide one (1) additional storefront door in a location to be mutually agreed upon.

(b) Floors shall be delivered scraped, patched and leveled ready to receive floor coverings.

(c) There shall be firestopping and fireproofing at all locations required by code.

(d) Perimeter and core walls and columns shall be scraped, patched and ready to receive Tenant finishes.

(e) All perimeter windows shall be sealed and in weathertight condition, all broken glass replaced.

(f) Landlord shall provide a copy of building rules and regulations; and

(g) Landlord shall deliver the base building systems, as they relate to the Premises, in compliance with any applicable ADA, state, federal and/or local laws and regulations.

(h) No violations of applicable Laws, with respect to the Premises, shall exist on the Possession Date, or if any such violations do exist, as Tenant’s sole remedy, Landlord shall correct such violation(s), at Landlord’s cost. Notwithstanding the foregoing, Landlord shall not be responsible for any violations caused by Tenant, or any Tenant Party and Tenant acknowledges that Tenant may not legally occupy the Premises prior to Tenant having procured a Certificate of Occupancy for the Premises.

2. Landlord’s Work. Landlord shall substantially complete the following work to the Premises and Building prior to the Rent Commencement Date in accordance with the terms of Section 3(b) of the Lease and this Exhibit D (collectively, the “Landlord’s Work”):

(a) Sprinkler: Landlord will furnish and install sprinkler zone valve for Tenant use. All sprinkler mains, branch piping, heads, controls and related items to be provided by the Tenant.

(b) HVAC: Landlord to provide 20-ton HVAC unit or equivalent by multiple units at Landlord’s option, for heating and cooling of Tenant’s space. Landlords Work will be inclusive of fresh air/condenser ductwork from unit to outside air louvers, power wiring (from Tenant’s power distribution panel), dx / condensate piping, electric heating coil and related accessories. All air distribution ductwork, return air ductwork, dampers, diffusers, grilles, air balancing and related components to be provided by the Tenant.

(c) Electrical: Landlord will furnish and install one (1) 400 amp, 120/208 volt, 3 phase - 4 wire, MCB, 42 circuit panelboard to be located between columns C & D and two (2) 1 inch empty conduits from existing electrical closet to the same location as the electrical panel noted above. All wiring from the meter pan to Tenant’s power distribution panel, branch wiring, devices, fixtures and related work, including utility company fees and meter charges are the sole responsibility of the Tenant.

(d) Telephone/Data: All conduit and wire to be provided by the Tenant from the building demark located in the garage.

(e) Fire Alarm: Tenant will be responsible for all wiring and tie-in of Tenant fire alarms points to the building main fire alarm control panel inclusive of programming. Tenant to use Landlord’s provider for all tie-in related work.

(f) Bathrooms: Two (2) adjacent ADA compliant unisex bathrooms complete with drywall, ceilings, ventilation, electrical, lighting, mirrors, hot water and related accessories, one (1) 1- 1/2” diameter cold-water valved outlet for Tenant’s use, and such other plumbing, piping, fixtures and related items as Tenant shall require. Landlord shall provide Tenant the Bathroom Allowance (as defined in Section 5(b) below) towards the work to be undertaken pursuant to this Section 2(f).

(g) Shell C.O. Landlord shall provide a copy of the permanent certificate of occupancy for the “shell” Building. (Permanent Certificate of Occupancy for the Premises after completion of the Initial Tenant Improvements shall be Tenant’s responsibility.)

(h) Violations. Landlord will remove or cause to be removed any violations against the Building which would delay Tenant from obtaining a building permit for its work or a final sign-off of the work.

(i) Shaft Space. Landlord shall provide Tenant with reasonable, but non- exclusive access to vertical and horizontal shaft space from the basement to the roof of the Building for its communications equipment and HVAC needs.

All other improvements to the Premises, not specifically mentioned above, as being completed by the Landlord, will be the sole responsibility of the Tenant.

Should the Tenant desire the Landlord to manage the construction of the Initial Tenant Improvements, Landlord will provide Construction Management services for the tenant on a costs plus basis. Terms and conditions to be mutually agreed upon.

The term “Tenant’s Delay” means any of the following:

(i) any failure by Tenant to prepare (or cause to be prepared) proposed Tenant’s Plans within the time and manner required under this Exhibit D; or

(ii) any failure by Tenant to submit the proposed Tenant’s Plans to Landlord within the time and manner required under this Exhibit D, or any failure by Tenant to revise Tenant’s Plans in accordance with any Landlord comments thereto,_within the time and manner required under this Exhibit D; or

(iii) any delay that Landlord may encounter in the performance of Landlord’s Work, by reason of any act, neglect, delay, failure or omission of Tenant, its agents, servants, employees, contractors or sub-contractors, or interference with Landlord’s contractors; or

(iv) any failure by Tenant to apply for a Building Permit in the time and manner required by this Exhibit D; or

(v) any delay in the completion of Landlords’ Work due to any changes in Tenant’s Plans, changes in Landlord’s Work or extra work requested by Tenant.

3. Condition of Building and Premises. Except for Landlord’s obligation to complete the Landlord’s Work pursuant to Section 4(b) of the Lease and this Exhibit D and except as otherwise specifically provided herein, Tenant has agreed to accept the Premises “As Is”, and without any warranties, representations or obligations (express or implied) on Landlord’s part with respect to work or improvements to the Building or Premises, the preparation of the Premises, or the construction of the Initial Tenant Improvements.

4. Costs. Except for the Landlord Work required to be undertaken by Landlord and except as otherwise specifically set forth in Section 5 (Landlord Allowance) below, Tenant shall be sole responsible to pay all costs and expenses (collectively, the “Work Costs”) associated with the Initial Tenant Improvements, when and as incurred. Said Work Costs shall include, without limitation, all costs for permits, approvals, authorizations, licenses, inspections, space planners, architects, engineers, contractors, utility connections, labor, materials, bonds, certificates of occupancy, insurance, taxes and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any mechanical, electrical, plumbing or other systems and equipment required as a result of the layout, design or construction of Initial Tenant Improvements. In addition, Tenant shall pay Landlord, as Additional Rent, within ten (10) Business Days after being billed therefor any reasonable out-of-pocket costs incurred by Landlord to third-parties (without “mark-up” by Landlord) in connection with Landlord’s review of Tenant’s Plans (as defined in Section 6 herein), for the Initial Tenant Improvements (including without limitation, any architectural or engineering costs. Fire watch costs, if required, to be paid by Tenant. Any costs associated with false alarms to be paid by Tenant.

5. Landlord Allowance.

(a) Prior to commencing construction of the Initial Tenant Alterations, Tenant shall submit to Landlord a complete copy of Tenant’s construction contract which shall identify all Work Costs for the Initial Tenant Improvements as shown on the Tenant’s Plans approved by Landlord (the “Construction Contract”).

(b) Subject to the terms of this Section 5, and provided no Event of Default shall have occurred under the Lease, after the completion of the Initial Tenant Improvements (including the Bathroom work referred to in Section 2(f) above), Landlord shall contribute the amount of Thirty Dollars ($30), per rentable square foot of the Premises towards approved costs for the Initial Tenant Improvements (the “Landlord Allowance”), and Landlord shall provide Tenant with an additional allowance of $10,000 (herein referred to as the “Bathroom Allowance”) (collectively, the “Allowances”), for the sole purpose of paying for the work to be completed by Tenant pursuant to Section 2(f) above.

(c) The Allowances, less a 7.5% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Tenant Improvements, in periodic disbursements [not more often than monthly] within 30 days after receipt of the following documentation from Tenant: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on ALA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Tenant Improvements for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Tenant Improvements; (v) plans and specifications for the Initial Tenant Improvements, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all Laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Tenant Improvements, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Tenant Improvements. Upon completion of the Initial Tenant Improvements, and prior to final disbursement of the Allowances, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien for prior payments, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Tenant Improvements, and (5) the certification of Tenant and its architect that the Initial Tenant Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable Laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowances more than one time per month. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowances during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

The payment of the Allowances by Landlord shall constitute a single nonrecurring obligation on the part of Landlord. In the event this Lease is renewed or extended for a further term by agreement or operation of law, Landlord’s obligation to pay Allowances or any part thereof shall not apply to any such renewal or extension.

Tenant acknowledges and agrees that Landlord is merely acting on behalf of Tenant in connection with the disbursement of the Allowances in accordance with the provisions of this Exhibit D to Tenant for the contractors, suppliers and materialmen employed in connection with the Initial Tenant Improvements, and that Landlord shall have no obligation, liability or responsibility to any of the contractors, suppliers or materialmen seeking any of the Allowances pursuant to any of the aforesaid contracts or agreements with such contractors, suppliers or materialmen or otherwise, provided that Landlord shall be obligated to disburse such Allowances only as expressly provided by the provisions of this Exhibit D. Nothing contained in this Lease or Exhibit D shall relieve Tenant of any obligations or liabilities to such contractors, suppliers or materialmen under such contracts, agreements or otherwise.

(d) No more than $5.00, per rentable square foot, of the Landlord Allowance (and no portion of the Bathroom Allowance) shall be paid on account of the costs, fees and expenses of Tenant’s space planners, architects and engineers for the Initial Tenant Improvements and Bathroom Work. The Landlord Allowance and Bathroom Allowance may not be used to pay for Tenant’s moving costs, furniture, furnishings, equipment, telecommunications cabling or other equipment, cables and/or conduits, or other associated soft costs. The Landlord Allowance and Bathroom Allowance shall not be applied toward any fees or charges payable to Tenant, directly or indirectly, for Tenant’s (or any affiliate of Tenant’s) overhead, administrative expenses or profit with respect to Initial Tenant Improvements, or any other items which are not customarily and properly considered capitalizable “fit-out” costs. Landlord shall be entitled to any rebate, credit or refund, issued or provided by a utility provider which inures to the benefit of the entire Building, for any items included in Work Costs for which an Landlord Allowance or Bathroom Allowance installment is sought. The Landlord Allowance and Bathroom Allowance shall be funded by Landlord within thirty (30) days after fulfillment of the conditions set forth in subsection (c) above, as determined by Landlord and Landlord’s Mortgagee, in their reasonable judgment. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Tenant Alterations and/or Allowances.

(e) Except to the extent hereafter provided, Tenant shall pay all Work Costs in a timely manner. Tenant shall instruct the Contractor to build the Initial Tenant Improvements, at Tenant’s sole cost. Any delay in or dispute Tenant may have with any contactor or subcontractor shall in no manner excuse Tenant from paying or permit Tenant to delay the payment of any Work Costs if such failure to pay or delay in payment shall in any manner adversely affect Landlord, its lender or either of their interests in the Building or any part thereof. If Tenant does not pay a contractor, subcontractor or materialman as required by this Work Letter and this Lease, Landlord shall have the right, but shall not be obligated (upon five (5) days prior notice to Tenant of Landlord’s intention to do so), to pay to such contractor, subcontractor or materialman all sums so due from Tenant and Landlord thereafter shall have all remedies available to Landlord at law or in equity for collection of all sums so paid by Landlord and due to Landlord from Tenant. In addition, Tenant agrees that the same (to the extent in excess of Landlord’s Allowance and Bathroom Allowance) shall be collectable as Additional Rent pursuant to this Lease and, in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Rent under this Lease.

(f) If the total Work Costs for the Initial Tenant Improvements (as evidenced by Tenant’s Budget, or the Construction Contract) is greater than the Landlord Allowance and Bathroom Allowance (herein referred to as the “Excess Costs”), then Tenant shall pay all Excess Costs prior to Landlord’s disbursement of any of the Landlord Allowance or Bathroom Allowance. If the cost of the design and construction of the Initial Tenant Improvements and Bathroom Work is less than the aggregate Landlord Allowance and Bathroom Allowance, the difference shall be retained by Landlord.

6. Tenant’s Plans

(a) The Initial Tenant Improvements shall be performed in accordance with the plans and specifications, working drawings and space plans therefor (collectively, the “Tenant’s Plans”), which shall be prepared by licensed and reputable architects, engineers and space planners chosen by Tenant, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall, at Tenant’s expense, submit to Landlord proposed and reasonably detailed Tenant’s Plans, which shall include shop drawings of partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary for Landlord to evaluate and approve Tenant’s proposed plans for the construction of the Initial Tenant Improvements. All Tenant’s Plans shall comply with and conform with the Building plans filed with the Department of Buildings (which shall either be delivered to Tenant, or made available for Tenant’s review at the Complex) and with all the applicable rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building and/or Premises in form, quality and quantity acceptable for the purposes of filing for a building permit with the Building Department of the City of Norwalk, and such plans shall be signed and sealed by an architect licensed in the State of Connecticut. Tenant shall prepare drawings in accordance with pre-existing conditions and field measurements which are either provided to Tenant by Landlord, or made available for Tenant’s review at the Complex. The partition layout, and ceiling and lighting layout plans shall be 1’0” = 1/8” scale. Tenant shall submit its proposed Tenant’s Plans to Landlord, conforming with the foregoing requirements, on or before the date which is thirty (30) days after the Lease Commencement Date (the “Plan Submission Date”). Said Tenant’s Plans shall also be prepared in accordance with all applicable Laws, and shall require the use of new, “building standard” materials. If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord, shall, within ten (10) Business Days after receipt thereof, notify Tenant thereof and of the revisions which Landlord reasonably requires in order to obtain Landlord’s approval. No later than five (5) Business Days thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord. Said revised plans shall be subject to Landlord’s approval. If Landlord disapproves the revised Tenant’s Plans, Landlord shall so notify Tenant thereof and of the further revisions Landlord reasonably requires in order to obtain Landlord’s approval. The foregoing process shall be repeated until Landlord finally approves all Tenant’s Plans required for the Initial Tenant Improvements. Tenant shall submit final Tenant’s Plans and any other plans required by this Exhibit D to Landlord. Tenant shall submit, with the Norwalk Building Department, a completed application for a Building Permit for the Initial Tenant Improvements as depicted on Landlord’s approved Tenant’s Plans, no later than ten (10) days after Landlord has approved Tenant’s Plans.

(b) [Intentionally Omitted]

(c) Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building and the Premises, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans or the compliance of Tenant’s Plans with the requirements of applicable Laws. Landlord’s approval of Tenant’s Plans does not constitute a representation or warranty that the Initial Tenant Improvements can or will be completed by Tenant on or prior to the Rent Commencement Date.

(d) Change Orders. No material changes, modifications, alterations or additions to the approved Tenant’s Plans and no changes, modifications, alterations or additions which affect Building Systems) shall be made without the prior written approval of Landlord in each instance. Landlord’s approval to any such changes shall not be unreasonably withheld or delayed. Any such change order approval or disapproval shall be given within ten (10) Business Days after receiving the same, with any disapproval reasonably specifying the reasons therefor.

7. Tenant’s Contractor’s; Tenant’s Work Standards.

(a) Tenant, its contractors and subcontractors shall be responsible for compliance with all terms of Exhibit D-1 (Tenant Construction Rules and Regulations) and with all terms of Exhibit E (Building Rules and Regulations). The Initial Tenant Improvements shall be performed by Tenant’s contractor first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Such approved contractor (and all subcontractors) shall be insured as provided in Paragraph 9 of this Exhibit D, and shall work in harmony with any workers at the Building so as to maintain proper labor relations and so as to avoid any work stoppages. Landlord shall also have the right of prior approval of any and all subcontractors used in connection with Initial Tenant Improvements, said approval not to be unreasonably withheld or delayed provided such subcontractors are reputable and likewise insured and bonded, and will not cause a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord. Landlord will give its approval or disapproval of any contractors within five (5) Business Days of receipt of written request of same from Tenant, together with a statement of such contractor’s qualifications. Notwithstanding anything to the contrary contained in this Lease, Tenant shall use sprinkler and alarm contractors designated by Landlord and the Building’s engineer, to the extent any changes to MEP systems are required, so long as their rates are competitive.

(b) Initial Tenant Improvements shall comply with the current design standards, structural and mechanical criteria and the general layout of the Building, as well as any reasonable standards and rules issued by Landlord. Said Initial Tenant Improvements shall be commenced promptly (in no event later than 10 days) after Tenant, at its sole cost and expense, obtains all necessary permits, consents, authorizations, licenses and approvals therefor. Landlord shall reasonably cooperate with Tenant, at Tenant’s expense, in connection with Tenant obtaining the permits, consents, etc., which Tenant is required to obtain hereunder. Initial Tenant Improvements shall be performed diligently until completion, by trained, supervised and adequately staffed personnel and in accordance with the approved Tenant’s Plans and all applicable Laws (including, without limitation, the applicable rules and regulations of any governmental department or bureau having jurisdiction thereover and shall not conflict with, or be in violation or cause any violation of, Landlord’s basic Building plans and/or the construction of the Building, and all the Initial Tenant Improvements shall be performed in a good and workmanlike manner as to workmanship and materials, and so as not to unreasonably interfere with any work or construction by Landlord, or the management, operations or occupancies of the Building. All Initial Tenant Improvements shall be completed free of all liens and encumbrances. All permits which may be required by Tenant for the Initial Tenant Improvements shall be procured and paid for by Tenant or, if Landlord shall deem the same advisable, Landlord may procure such permits and Tenant shall pay for the same (subject to reimbursement from the Allowance). No plans and/or specifications required to be filed by Tenant pursuant to any work contemplated to be performed by it within the Premises shall be filed or submitted to any governmental authority having jurisdiction thereover without first having obtained Landlord’s approval of same pursuant to the terms of this Work Letter. Tenant shall obtain Landlord’s prior written approval for any space outside the Premises at or within the Building, which Tenant’s contractors or subcontractors) desires to use for storage, handling or moving of any materials and equipment, as well as the location of any facilities for personnel. Tenant (or its contractors or subcontractors) shall be required to remove from the Premises and the Building and dispose of at least once per week (or more frequently as Landlord may reasonably direct), all debris and rubbish caused by or resulting from Initial Tenant Improvements. Said removal and disposal shall be performed in compliance with all applicable Laws. Upon completion of Initial Tenant Improvements, said contractors and subcontractors shall remove all surplus materials, equipment, debris and rubbish of whatever kind remaining on or at the Building associated with Initial Tenant Improvements. If rubbish, surplus material or temporary structures within one (1) day after notice from Landlord to Tenant, then Landlord may cause the same to be removed at Tenant’s sole cost and expense. Tenant shall, at its sole cost and expense, diligently apply for and obtain any and all building permits and certificates of occupancy with respect to the Initial Tenant Improvements (and provided originals or complete and legible copies thereof to Landlord upon Tenant’s obtaining same).

8. Indemnity. Initial Tenant Improvements shall be performed at Tenant’s sole risk. Tenant hereby agrees to indemnify, defend and hold Landlord (and Landlord’s employees and agents) harmless from and against any and all claims, liabilities, reasonable costs, damages or expenses (including, without limitation, reasonable attorney’s fees and disbursements) arising from, or in connection with, a failure to comply with the Tenant’s obligations under this Exhibit D, or any damage to property, or injury or death to person, or violation of any applicable Laws in connection with the installation, performance or nonperformance of Initial Tenant Improvements, in each case, to the extent not caused by Landlord’s gross negligence. Said indemnity shall take effect upon the date of the execution of the Lease and shall survive the Rent Commencement Date of the Lease.

9. Insurance. Before beginning the Initial Tenant Improvements, Tenant shall pay for and deliver to Landlord policies and certificates of insurance in amounts and with such companies as shall be reasonably satisfactory to Landlord, such as, but not limited to Public Liability, Property Damage and Workmen’s Compensation, to protect Landlord and Tenant during the period of performing the Initial Tenant Improvements. In no event shall the coverage amounts be less than those required in Section 11 of the Lease. Said insurance policies shall name Landlord, Landlord’s designated property manager and any Mortgagee designated by Landlord as additional insured(s) as their interests may appear and such policies shall be continued in effect during the period of the performance of the Initial Tenant Improvements. Certificates or copies of such insurance policies shall be delivered to Landlord before the commencement of Initial Tenant Improvements. Each such policy shall require that the carrier give Landlord at least thirty (30) days’ prior written notice before any cancellation, lapse or change in coverage.

10. Completion; C/O. Except as otherwise expressly provided in the definition of Rent Commencement Date in the Basic Lease Information, the completion (or non- completion) of Initial Tenant Improvements on the Premises, shall not affect, in any way, the Rent Commencement Date of the Lease or the commencement of Tenant’s obligations for Additional Rent under the Lease. Within twenty (20) days following the completion of the Initial Tenant Improvements, Tenant shall provide Landlord with final “as-built” plans and specifications accurately reflecting all of Initial Tenant Improvements, including, without limitation, any approved change orders thereto. Prior to occupying any of the Premises for the conduct of business, Tenant shall also be responsible for obtaining and delivering to Landlord, at its sole cost and expense, a duly issued, valid, unconditional and permanent certificate of occupancy from the appropriate City of Norwalk authorities confirming that Initial Tenant Improvements have been completed in accordance with the Tenant’s Plans and permitting lawful occupancy of the Premises.

11. Conflicts; Default. Notwithstanding anything to the contrary contained in the Lease, in the event of any express inconsistencies between the Lease and this Exhibit D, this Exhibit D shall govern and control in each instance with respect to the parties’ respective obligations under this Exhibit D. If Tenant shall fail to duly perform any of its obligations required in this Exhibit D, Landlord may, if reasonably necessary, order that all Initial Tenant Improvements be stopped immediately until the condition is cured, without limitation as to Landlord’s other rights and/or remedies under the Lease or at law or in equity. Tenant shall comply promptly with any such stop orders (but Tenant shall comply immediately if Tenant’s failure results in a dangerous condition or a violation of any applicable Law as determined solely, but reasonably, by Landlord). Landlord shall also have the right, upon five (5) days’ notice to Tenant and Tenant’s failure to remedy such condition (except in cases of emergencies, when only immediate notice shall be required) to cure Tenant’s violations of this Exhibit D at Tenant’s sole cost and expense and Tenant shall immediately reimburse Tenant for all costs so incurred as Additional Rent.

12. Access; Inspections. Landlord shall at all times have reasonable access into and about the Premises during the performance of Initial Tenant Improvements for purposes of inspecting same and to monitor compliance with this Exhibit D and for the purpose of completing the Landlord’s Work. Tenant shall regularly and promptly keep Landlord duly apprised of the progress of Initial Tenant Improvements. Subject to the terms of this Exhibit D, Landlord and Tenant shall cooperate with each other (and their respective agents and contractors) reasonably and in good faith in connection with any work being performed by Landlord and Tenant so as not to unreasonably interfere with any other party’s work.

13. Warranties. Tenant shall obtain from its contractors a warranty, for the benefit of Landlord and Tenant, a standard contractor’s warranty warranting that Initial Tenant Improvements shall be free from defects in workmanship, materials and installation for a period of one (1) year following the completion of Initial Tenant Improvements.

14. Liens. Notice is hereby given that neither Landlord, any Lessor, any ground lessor, nor any Mortgagee of the Premises shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s, materialman’s or other lien for such labor or material shall attach to or affect any estate or interest of Landlord, any ground lessor or any mortgagee of the Premises. Subject to the terms of this Lease, Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with any Initial Tenant Improvements, or any work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction Tenant hereby agrees to defend, indemnify and save harmless Landlord from and against any and all mechanic’s, materialman’s and other liens and encumbrances filed in connection with Initial Tenant Improvements or any work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon.

15. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:
c/o

Telephone:
Facsimile:

Tenant’s Representative:
c/o

Telephone:
Facsimile:

EXHIBIT D-1

TENANT CONSTRUCTION RULES AND REGULATIONS

1. Tenant and its contractors may construct approved alterations, including the Initial Tenant Improvements only on Monday through Friday, excluding state holidays, during the hours from 8:00 a.m. until 6:00 p.m. Eastern time. All demolition, removals and other categories of work that may inconvenience other tenants or disturb building operations must be scheduled and performed before or after normal working hours, and the property manager for the Building (“Property Manager”) shall be provided with at least twenty-four (24) hours notice (delivered during normal working hours) prior to proceeding with such work.

2. All structural and floor loading requirements shall be subject to the prior approval of the Building’s structural engineer. Approval shall be obtained by Tenant and any fees shall be at Tenant’s sole expense.

3. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the prior approval of Landlord’s mechanical and electrical engineers. When necessary, Property Manager will require engineering and shop drawings, which drawings must be approved by Property Manager before the work is started. Drawings shall be prepared by Tenant and all approvals shall be obtained by Tenant.

4. If the shutdown of risers and mains for electrical, HVAC, sprinkler and/or plumbing work is required, such work shall be supervised by a representative of Landlord at Tenant’s sole expense at a time approved in advance by Property Manager. All sprinkler shut downs, draining or filling shall be scheduled and coordinated with Landlord’s chief engineer or his delegate no later than 48 hours prior to any such shut down, draining or filling.

5. Tenant’s general contractor is responsible to do all of the following:

(a)	Properly supervise construction at the Premises at all times.

(b)	Police the work at all times, continually keeping the affected space(s) safe and orderly.

(c)	Maintain the cleanliness and protection of all affected areas.

(d)	Avoid and prevent the disturbance of other tenants.

6. If Tenant’s general contractor is negligent in any of its responsibilities, Tenant shall be charged for the corrective work done by Landlord’s personnel.

7. No electrical cords are to be stretched across any walkways or public areas in any manner that would cause any safety hazard.

8. Electrical rooms may not be used to store any materials, fixtures, etc.

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10. Brazing, soldering or welding shall be scheduled in advance with Property Manager.

11. Dust shall be kept at a minimum to avoid smoke detector activation.

12. If requested by Tenant, Property Manager shall provide space in the parking lot at a location to be determined by Landlord for a trash and debris bin rented by Tenant during construction of the tenant improvements.

13. Damage to any pre-installed fixtures (e.g., water fountains, sinks, lights, commodes, signage, etc.) shall be repaired at Tenant’s sole expense.

14. Tenant’s general contractor shall coordinate the keying schedule, Tenant’s key requirements and cylinder installation with Landlord’s designated locksmith.

15. Where appropriate, Tenant shall submit to Property Manager a final “as-built” set of drawings showing all items of work in full detail. “As-builts” shall be sepias or vellums.

16. Throughout the construction period and upon conclusion of the work, Tenant’s general contractor shall cause the work areas and all other affected areas to be clean and free of debris.

[See attached]

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Building, the Parking Area, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4. Landlord shall provide all door locks in the Premises, at Tenant’s cost, and Tenant shall not place any additional door locks in the Premises without Landlord’s prior written consent. Landlord shall furnish to Tenant a reasonable number of keys to the Premises, at Tenant’s cost, and Tenant shall not make duplicates thereof.

5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant Tenant shall not exceed designated floor, loads in its use of the Premises.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in the Premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. Tenant shall not conduct any activity on or about the Premises or the Building which will draw pickets, demonstrators, or the like.

13. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the Parking Area. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

14. Tenant may not enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

15. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

16. Canvassing, soliciting or peddling in or about the Premises or the Building is prohibited and Tenant shall cooperate to prevent same.

17. Tenant shall not advertise for temporary laborers giving the Premises or the Building as an address, nor pay such laborers at a location in the Premises or the Building.

18. Tenant shall not park trailers or other oversized vehicles on the Property.

19. Tenant shall not utilize the Premises or the Building for outside storage except with the written consent of Landlord. The prohibition against outside storage includes, but is not limited to, equipment, materials, vehicles, campers, trailers, boats, barrels, pallets, and trash (other than in containers provided by commercial trash collectors which are picked up on a regularly scheduled basis).

EXHIBIT F

CONFIRMATION OF POSSESSION DATE

                , 200

Attention:

Re: Lease Agreement (the “Lease”) dated             , 200    , between                                         , a                                          (“Landlord”), and                                          ,a                                          (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease.

2. Commencement Date. The Possession Date of the Lease is             , 200    . The Rent Commencement Date of the Lease is             , 200    .

3. Expiration Date. The Term is scheduled to expire on the last day of the                  d full calendar month of the Term, which date is             , 200    .

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Facsimile:

5.	Binding Effect Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

F-1

[Property Manager]
a

By:
Name:
Title:

Agreed and accepted:

[name of Tenant] ,
,
a

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                                         , a                                         , as Landlord, and the undersigned as Tenant, for the Premises in the building located at                                         , Connecticut and commonly known as                                         , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of July    , 200     between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The Lease is guaranteed by pursuant to a Guaranty dated as of             , 200    .

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on             , 200    , and the Term expires, excluding any renewal options, on             , 200    , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             , 200    . The current monthly installment of Base Rent is $                    .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no Event of Default or default exists, and to the undersigned’s knowledge, no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

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8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing and used in compliance with all applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any Hazardous Substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of             , 200    .

TENANT:		,
a

By:
Name:
Title:

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EXHIBITT H LETTER OF CREDIT FORM

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant: Kayak.com

Beneficiary

Jefferson at Maritime, L.P.

c/o JPI

Property Management Office

55 N. Water Street

Norwalk, CT

Attn: Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Two Hundred Thirty-Seven Thousand Four Hundred Twelve Dollars and 50 cents($237,412.50) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain Lease by and between Jefferson at Maritime, L.P., as landlord, and Kayak.com, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Jefferson

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at Maritime, L.P.                                                                                                       , In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced Lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                               to the attention of                                                              ,

Very truly yours,

[name]

[title]

H-2

EXHIBIT I

(CLEANING STANDARDS AND SCHEDULE)

NIGHTLY:                 - Five (5) nights per week. Monday through Friday, excluding Union and/or Legal holidays.

Empty and dust wipe all waste receptacles.

Place waste in [?] and leave in a designated area.

Dust all areas within hand high reach, including window sills, wall ledges, chairs, desks, tables, baseboards, file cabinets, radiators, pictures, and all manner of office furniture.

Damp wipe all glass top desk and tables.

Damp wipe spillage on furniture in lounge and lunchroom areas.

Sweep with treated cloths all composition tile flooring.

Vacuum all carpeted areas and remove spots.

Vacuum rubber mats as necessary.

Remove fingermarks where possible from painted walls, partitions, and doors.

Remove fingermarks from public door and wall surfaces.

NIGHTLY:

All entrance doors to tenants space to be locked and tenant space lights will be shut.

Wash clean all water fountains and coolers, emptying waste water as necessary.

All trash to be compacted.

Lavatories

Wash and dry all bowls, seats, urinals, washbasins, and mirrors.

Wash and dry all metal work.

Empty paper towel and sanitary napkin disposal receptacles and remove to designated areas.

Damp wipe exterior of waste cans and dispensing units.

Sweep and wash floors.

Dust all sills, partitions, and ledges.

I-1

Insert toilet tissue, toweling, sanitary napkins and soap in dispensers.

WEEKLY:

Wash booth partitions in lavatories.

MONTHLY:

Wash tile walls in lavatories.

High dust all walls, ledges, pictures, files, anemostats and registers of office and public areas not reached in normal nightly cleaning.

Dust all lighting fixtures.

Provide complete exterminating service (excluding termites, carpet beetles, bed bugs, fleas, ticks, bees, wasps and hornets.) - after 5:00 P.M. Furnish emergency service during normal business hours at no additional cost.

QUARTERLY:

Shampoo and extract carpets.

Dust all venetian blinds.

Dust all lighting fixtures in office areas.

TWO TIMES PER YEAR:

Clean inside of windows inside.

Clean entrance doors.

ANNUALLY:

Wash all lighting fixtures.

I-2

EXHIBIT J

(FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

AGREEMENT)

J-1

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

McGuireWoods LLP

101 W. Main Street, Suite 9000

Norfolk, Virginia 23510

Attention:            Karen L. Duncan, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, made as of this                 day of            by and between                     , a                     , having an address at                     ,                     ,                     , (“Landlord”),                     , a                    , having an address at                                               (“Tenant”), and THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, a New York corporation having an address at 7 Hanover Square, New York, New York 10004 (“Lender”) is made with reference to the following:

Lender intends to make a certain loan to Landlord (the “Loan”) to be secured by a first lien on that certain real property (the “Land”) described in Exhibit “A” annexed hereto together with the improvements thereon (collectively the “Property”) which lien shall be perfected by the recordation of a mortgage (such document being referred to hereinafter as the “Security Document”), and

Landlord and Tenant have executed a certain lease dated                    , as amended                      (the “Lease”), pursuant to which Landlord leased a portion of the Property to Tenant (the “Leased Premises”) for a term of                      (                    ) years commencing on the lease commencement date all as more fully described in the Lease; and

Lender is making the Loan to Landlord in reliance, among other things, upon the agreements set forth herein; and

Landlord, Tenant and Lender are willing to agree and covenant that the Lease shall be subject and subordinate to the Security Document as more particularly hereinafter set forth.

NOW THEREFORE, the parties hereto agree as follows:

1. So long as Tenant is not in default under the Lease the right of possession of Tenant to the Leased Premises as provided in the Lease shall not be affected or disturbed by Lender in the exercise of any of its rights under the Security Document or any note secured thereby and any sale of the Property pursuant to the exercise of any rights and remedies under the Security Document or otherwise shall be made subject to Tenant’s right of possession of the Leased Premises under the Lease.

2. If the Property is sold at a foreclosure sale under the Security Document or if the Property is conveyed by deed-in-lieu of foreclosure, Tenant shall attorn to Lender or any purchaser of the Property and, subject to the other provisions of this Agreement, the Lease shall continue, in accordance with its terms, between Tenant and Lender or such purchaser (Lender or such purchaser being hereinafter sometimes called “Successor Landlord”) except that Paragraphs 10 and 11 hereof shall modify the Lease.

3. Successor Landlord shall not be (a) liable for any act or omission of any prior landlord (including Landlord), (b) liable for the return of any security deposit not actually received by Successor Landlord, (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), (d) bound by any advance payment of rent or additional rent made by Tenant to Landlord except for rent or additional rent applicable to the then current month, (e) bound by any amendment or modification of the Lease made without the written consent of Lender, or (f) liable for the performance or payment for any construction for Tenant’s occupancy of the Leased Premises.

4. The Lease shall be subject and subordinate to the terms and conditions of the Security Document and the lien thereof and to all advances made or to be made thereunder, to the lien thereof and to any renewals, extensions, modifications or replacements thereof, including any increases therein or supplements thereto. Tenant further agrees that any conflict between the provisions of the Lease and the provisions of the Security Document, including without limitation, provisions concerning disposition of insurance proceeds and condemnation or eminent domain awards, shall be resolved in favor of the Security Document.

5. The foregoing provisions shall be self operative. Tenant, however, agrees to execute and deliver to Lender, or to any person to whom Tenant herein agrees to attorn, such other instrument as either shall request in order to further confirm the foregoing provisions.

6. Tenant certifies that there are no known defaults on the part of Landlord, that the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Leased Premises, that the Lease is in full force and effect and that all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied at the date hereof have been satisfied.

7. Landlord and Tenant will each notify Lender of any default of Tenant or Landlord or any circumstance or other event arising under the Lease which would entitle or permit Landlord or Tenant to cancel the Lease or abate any rent payable thereunder. Tenant further agrees that notwithstanding any provision of the Lease, no notice, cancellation or termination thereof shall be effective unless Lender shall have received such notice and have failed within thirty (30) days after the expiration of the cure period provided to Landlord under the Lease, if any, to cure or commence to cure such default and thereafter diligently prosecute same to completion.

8. Any notice, request, demand, consent, approval or other communication required or desired to be given or delivered under this Agreement or other instrument contemplated hereby shall be in writing, signed by the party giving such notice and shall be given by hand delivery to the other party or parties or addressed to the party or parties for whom it is intended at the address or addresses set forth below and sent by United States certified or registered mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier (but not United Parcel Service) or by facsimile accompanied by (i) a contemporaneous telephone call to the addressees set forth below; and (ii) overnight delivery of such notice, by an approved means described above. Notices sent to Lender shall be handed or addressed to the following persons:

The Guardian Life Insurance Company of America
7 Hanover Square
20th Floor - C
New York, New York 10004
Attention:	Manager
Mortgage Servicing
Real Estate Investment
T: (212)598-1332
F: (212)919-2690

with a copy of said notice to:
Vice President, Investment and Real Estate Counsel Law Department
at the address immediately above written except to:
23rd Floor - B
T: (212) 598-8792
F: (212)919-2690

and notices sent to Landlord, shall be addressed as follows:

                         ,

Attention:

T:

F:

and if to be given to Tenant, shall be addressed as follows:

                         ,

Attention:

T:

F:

The addresses set forth above may be changed by notice given in accordance with the provisions of this Paragraph 8. If notice is given in accordance with the provision of this Paragraph 8, it shall be deemed given upon receipt thereof, upon refusal of the addressee to accept delivery thereof, or upon inability to effect delivery thereof.

9. Notwithstanding anything to the contrary in the Lease, Tenant agrees that notice from Lender shall have the same effect under the Lease as notice to Tenant from the Landlord thereunder and Tenant agrees to be bound by such notice notwithstanding the existence or nonexistence of a default under the Security Document, provided that Landlord shall release Tenant from any liability under the Lease to the extent Tenant complies with Lender’s notice. By executing this Agreement, Landlord agrees that Tenant shall be released from any liability under the Lease to the extent Tenant complies with Lender’s notice.

10. Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender or purchaser shall acquire title to the Property and become a Successor Landlord, such Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord’s then interest, if any, in the Property and Tenant shall look exclusively to such interest, if any, of Successor Landlord in the Property for the payment and discharge of any obligation imposed upon Lender hereunder or upon Successor Landlord under the Lease, and Successor Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

11. The following provision shall be deemed inserted in the Lease, and shall prevail in the event of any conflicts with other provisions of the Lease:

“Tenant represents, warrants, covenants and agrees that Tenant (A) will not (i) use, introduce or maintain any hazardous or toxic chemical, material, substance or waste (collectively, “Hazardous Material”) in, on, under or about any portion of the Leased Premises or the Property or (ii) conduct any activity or activities in or on the Leased Premises or the Property involving, directly or indirectly, the use, generation, treatment, storage, disposal or release of any Hazardous Materials and (B) shall not be, nor permit the Leased Premises or the Property to be, in violation of any applicable local, state or federal environmental laws, statutes or ordinances (or the rules and regulations promulgated thereunder). Tenant indemnifies Landlord and its lenders and shall hold them harmless from and against any and all loss, cost, damage, liability and expense arising in connection with any breach by Tenant of any of the representations, warranties, covenants and agreements set forth herein. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.”

12. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including any person or entity who or which shall become the owner of the Property by reason of a foreclosure of the Security Document or acceptance of a deed in lieu of foreclosure or otherwise) except that it shall not inure to the benefit of any successor or assign of Landlord or Tenant whose status was acquired in violation of the Security Document, the Lease or this Agreement unless Lender shall, at its option to be exercised in its sole and uncontrolled discretion, notify Landlord or Tenant, as the case may be, in writing to the contrary.

13. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

14. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the state in which the Property is located.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

“LANDLORD”

By:

Name:

Title:

State of County of	) ) ss.: )

On the      day of              in the year 20     before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

“TENANT”

By:
Name:
Title:

State of County of	) ) ss.: )

On the      day of              in the year 20     before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

“LENDER”

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, a New York corporation

By:
Name:
Title:

State of County of	) ) ss.: )

On the      day of              in the year 20     before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

EXHIBIT K

(EXTENSION OPTIONS)

Subject to the terms and conditions of this Exhibit K, Tenant shall have the option to extend the Term of this Lease for two (2) successive extension terms of five (5) years each, with the first such extension term to commence upon the Expiration Date and end on the last day of the month in which occurs the fifth (5th) anniversary of the Expiration Date of the initial Term (the “First Extension Term”), and the second such extension term, if validly exercised hereunder, to commence on the date immediately succeeding the expiration of the First Extension Term and to end on the last day of the month in which occurs the fifth (5th) anniversary of the Expiration Date of the First Extension Term (the “Second Extension Term”). Any extension of the Term of this Lease shall be upon all of the terms and conditions of this Lease, except that:

the Base Rent during a First Extension Term shall be One hundred percent (100%) of the fair market rent for the Premises as of the commencement of the First Extension Term (“Fair Market Rent”), which shall mean the rental that Landlord would be able to obtain from a third party desiring to lease the Premises for the Extension Term and shall reflect and give consideration to annual rental rates per rentable square foot, length of lease, construction build-out time (or absence thereof), the age and location of the building, building amenities, signage, the location and floor levels of the premises, services provided, condition of the space, parking rights and obligations, free rent, tenant improvements, tenant allowances or other concessions being offered for comparable space in comparable buildings in Fairfield County, CT, and all other relevant market factors;

the Base Rent during a Second Extension Term shall be One hundred percent (100%) of the Fair Market Rent for the Premises as of the commencement of the Second Extension Term;

With respect to any duly exercised Extension Term, Landlord shall have no obligation to perform any work or alterations to the Premises or the Building, and Landlord shall have no obligation to provide Tenant with any Landlord Allowance, Bathroom Allowance, or other monetary allowance and Rent shall commence as of the commencement date for the applicable Extension Term;

There shall be no right to extend the Term of this Lease for a Second Extension Term unless Tenant extended the Term for a First Extension Term pursuant to this Exhibit K and leased the Premises for the entire First Extension Term pursuant to this Lease; and

There shall be no further option to extend the term of this Lease beyond the expiration of any duly exercised Second Extension Term.

Tenant may only exercise an option to extend the Term of this Lease for an Extension Term with respect to the entire Premises leased to Tenant or a Permitted Transferee immediately prior to the expiration of the preceding Term and then only if Tenant or a Permitted Transferee shall be in occupancy of the entire Premises then leased to Tenant under this Lease immediately prior to the expiration of the preceding Term. The option to extend the

Term for a First Extension Term may be exercised only by notice of exercise given by Tenant to Landlord at least six (6) months prior to the expiration of the initial Term of the Lease. The option to extend the Term for a Second Extension Term may be exercised only if Tenant provides Landlord with notice of its exercise at least six (6) months prior to the expiration of the First Extension Term. Failure to so exercise within such period shall render any subsequent attempted exercise void and of no effect, any principles of law to the contrary notwithstanding. Tenant may not exercise its options hereunder if: (i) the named Tenant has assigned this Lease to any party other than a Permitted Transferee, or (ii) the named Tenant has subleased all or a portion of the Premises to any party other than a Permitted Transferee. The option to extend the Term of this Lease for an Extension Term may not be exercised if an Event of Default shall have occurred under this Lease, or if this Lease shall not be in force and effect, either at the time of the attempted exercise or at the time of the proposed commencement of the applicable Extension Term.

Landlord shall notify Tenant of its determination of the Fair Market Rent for the Premises for an Extension Term (the “Renewal Rent Notice”) within thirty (30) days after receipt of the Extension Notice. In the event Tenant gives the Extension Notice in accordance with the provisions of Section (b) hereof and Tenant disagrees with the determination of Fair Market Rent set forth in the Renewal Rent Notice, Tenant shall notify Landlord of such fact in writing within fifteen (15) days after receipt of the Renewal Rent Notice, and Landlord and Tenant will, within thirty (30) days after Tenant’s receipt of the Renewal Rent Notice, use reasonable efforts to mutually agree on the Fair Market Rent for the Premises for the Extension Term. If Landlord and Tenant are unable to agree on the Fair Market Rent within such thirty (30) day period as aforesaid then either Landlord or Tenant may initiate the arbitration process (the “Initiating Party”) provided for herein by giving notice to that effect to the other (the “Other Party”), and the Initiating Party shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within fifteen (15) Business Days after the designation of an arbitrator, the Other Party shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the determination of the arbitrator designated by the Initiating Party shall be conclusive and binding. The two arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and if, within ten (10) Business Days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within ten (10) Business Days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) Business Days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten (10) Business Days after such request is made, then either party may apply, on notice to the other, to the Superior Court for the judicial district of Stamford-Norwalk, Connecticut (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. The following shall apply with regard to the determination of Annual Base Rent for the Extension Term:

Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the reasonable attorneys’ fees, reasonable witness fees and similar expenses of the parties, which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

Except as otherwise expressly set forth, the third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within 30 days after the date of designation of the third arbitrator, choose either Landlord’s determination or Tenant’s arbitrator’s determination, and such choice by the third arbitrator shall be conclusive and binding upon Landlord and Tenant.

Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in Fairfield County, Connecticut.

In the event Landlord or Tenant initiates the arbitration process pursuant to Section (c) and as of the commencement date of the Extension Term the amount of the Fair Market Rent has not been determined, Tenant shall pay the amount that Tenant was required to pay in the month immediately preceding such commencement date until such determination has been made and when such determination has been made, it will be retroactive as of the commencement date of the Extension Term and any deficiency shall be paid by Tenant to Landlord within thirty (30) days after the date of such determination with interest thereon at the Prime Rate and any overpayment shall be credited by Landlord to Tenant against the next installment(s) of Annual Base Rent and Additional Rent payable hereunder.

Except as provided in this Exhibit K, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Term; provided, however, that Landlord shall not be required to renovate the Premises or provide any Allowance therefor, and after any duly exercised Second Extension Term Tenant shall have no further right to extend the term of this Lease pursuant to this Exhibit K.

If Tenant does not send the Extension Notice pursuant to the provisions of Section (b) hereof, this Exhibit K shall have no force and effect and shall be deemed deleted from this Lease.

If this Lease is renewed for the Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant’s right to extend the term of this Lease.

If Tenant exercises its right to extend the terms of this Lease for the Extension Term, the phrases “the term of this Lease” of “the term hereof” as used in this Lease, shall be construed to include, when practicable, the Extension Term.

EXHIBIT L

(ROOF SPACE FOR DISH ANTENNA)

Tenant shall have the right to use space on the roof of the Building for the purpose of installing (in accordance with Section 8 and Exhibit D of the Lease), operating and a dish/antenna or other communication device approved by the Landlord (the “Dish/Antenna”). The exact size and location of the space on the roof to be used by Tenant shall be designated by Landlord (the “Roof Space”). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. Landlord’s approval with respect to the foregoing shall not be unreasonably withheld. The Dish/Antenna must be tagged with weatherproof labels showing manufacturer, model, frequency range, and name of Tenant. In addition, the cable between the Dish/Antenna and Tenant’s suite must be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall cure the defects within ten (10) Business Days, provided that if such non-compliance or detected problem creates a dangerous or illegal condition or materially interferes with the use of a dish/antenna by another party, then Tenant shall immediately cure such non-compliance or detected problem. If the Tenant fails to cure the non-compliance or detected problem within the time and manner required, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space.

Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights or obligations of Tenant hereunder with respect to the Roof Space.

Tenant specifically acknowledges and agrees that the terms and conditions of Article 11 of the Lease (Insurance; Waiver; Subrogation; Indemnity) and Section 8 (Indemnity) of Exhibit D shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

If an Event of Default occurs or if Tenant defaults under any of the terms and conditions of this Exhibit L, and Tenant fails to cure said default within the time allowed by this Exhibit L (or if no time is specified in this Exhibit L, within the time specified in Section 17 of the Lease), Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna the appurtenances and the Aesthetic Screening, if any. If

Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured Event of Default or uncured default under this Exhibit L, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.